FREE WRITING PROSPECTUS FOR SAXON ASSET SECURITIES TRUST, MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-4

ABS New Transaction

Free Writing Prospectus

$627,840,000 (approximate)

Saxon Asset Securities Trust 2005-4

Mortgage Loan Asset-Backed Certificates,

Series 2005-4

Saxon Mortgage, Inc.

Seller and Master Servicer

Saxon Asset Securities Company

Depositor

Saxon Mortgage Services, Inc.

Servicer

Week of December 12, 2005

IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-111832) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting Edgar on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the Merrill Lynch Trading Desk at 212-449-3659

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

 Preliminary Term Sheet

         Date Prepared: December 12, 2005

$627,840,000 (Approximate)

Saxon Asset Securities Trust 2005-4

Subject to a +/- 5% Variance

Class(1, 3, 4)	Principal Amount ($) (1)	Certificate Type	Expected Rating (Moody’s/S&P)	WAL (Yrs) Call/Mat (2)	Principal Window (Mths) to Call/Mat (2)	Assumed Final Distribution Date(5)
A-1A	237,454,000	FLT	Aaa / AAA	2.33 / 2.63	1 - 77 / 1 - 183	Nov-2037
A-1B	26,384,000	FLT	Aa1 / AAA	2.33 / 2.63	1 - 77 / 1 - 183	Nov-2037
A-2A	125,064,000	FLT	Aaa / AAA	1.00 / 1.00	1 - 21 / 1 - 21	Nov-2037
A-2B	45,638,000	FLT	Aaa / AAA	2.00 / 2.00	21 - 27 / 21 - 27	Nov-2037
A-2C	54,322,000	FLT	Aaa / AAA	3.00 / 3.00	27 - 61 / 27 - 61	Nov-2037
A-2D	21,218,000	FLT	Aaa / AAA	6.09 / 6.85	61 - 77 / 61 - 122	Nov-2037
M-1	24,000,000	FLT	Aa1/ AA+	4.79 / 5.30	46 - 77 / 46 - 154	Nov-2037
M-2	22,080,000	FLT	Aa2/ AA+	4.65 / 5.14	43 - 77 / 43 - 147	Nov-2037
M-3	15,360,000	FLT	Aa3/ AA	4.57 / 5.05	42 - 77 / 42 - 140	Nov-2037
M-4	11,200,000	FLT	A1/ AA-	4.53 / 4.98	41 - 77 / 41 - 134	Nov-2037
M-5	11,200,000	FLT	A2/ A+	4.50 / 4.93	40 - 77 / 40 - 129	Nov-2037
M-6	9,600,000	FLT	A3/ A	4.48 / 4.88	39 - 77 / 39 - 122	Nov-2037
B-1	9,920,000	FLT	Baa1/ A-	4.46 / 4.83	39 - 77 / 39 - 116	Nov-2037
B-2	7,680,000	FLT	Baa2/ BBB+	4.44 / 4.75	38 - 77 / 38 - 108	Nov-2037
B-3	6,720,000	FLT	Baa3/ BBB	4.44 / 4.69	38 - 77 / 38 - 101	Nov-2037
Total:	627,840,000

(1)

Subject to this footnote (1), class sizes are subject to a permitted variance in the aggregate of +/-5%.  Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.  The proportion of the Senior Certificates (as defined herein) represented by (a) in the aggregate, the Class A-1 Certificates and (b) in the aggregate, the Class A-2 Certificates will also be subject to investor demand, provided that the relative proportion of the Class A-1A and Class A-1B and of the Class A-2A, Class A-2B, Class A-2C, and A-2D Certificates, respectively, to each other will be approximately the same as in the above table.

(2)

See “Pricing Prepayment Speed” herein.

(3)

The Certificates are subject to a 10% Clean-up Call (as described herein). After the first Distribution Date on which the Clean-up Call is exercisable, the margin on the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates will increase by 1.5 times.

(4)

All Offered Securities are subject to the applicable group Net WAC Cap and Maximum Cap Rate (as described herein).

(5)

Assumes latest maturity date of Mortgage Loans plus one month, subject to final collateral.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Banking/Deal Management
Matt Whalen	212-449-0752	matthew_whalen@ml.com
Paul Park	212-449-6380	paul_park@ml.com
Tim Loughlin	212-449-1646	timothy_loughlin@ml.com
Tom Saywell	212-449-2122	tom_saywell@ml.com
Alan Chan	212-449-8140	alan_chan@ml.com
Fred Hubert	212-449-5071	fred_hubert@ml.com
Alice Chu	212-449-1701	alice_chu@ml.com
Sonia Lee	212-449-5067	sonia_lee@ml.com
Keith Singletary	212-449-9431	keith_singletary@ml.com
Calvin Look	212-449-5029	calvin_look@ml.com
Yimin Ge	212-449-9401	yimin_ge@ml.com
Hoi Yee Leung	212-449-1901	hoiyee_leung@ml.com
Mark Dereska	212-449-1008	mark_dereska@ml.com

MBS/ABS Trading/Syndicate
Scott Soltas	212-449-3659	scott_soltas@ml.com
Charles Sorrentino	212-449-3659	charles_sorrentino@ml.com
Colin Sheen	212-449-3659	colin_sheen@ml.com
Greg Ikhilov	212-449-3659	greg_ikhilov@ml.com
Roger Ashworth	212-449-3659	roger_ashworth@ml.com
Edgar Seah (Tokyo)	81-3-6225-7803	edgar_seah@ml.com

Issuing Entity	Saxon Asset Securities Trust 2005-4, a New York common law trust.

Seller and Master Servicer	Saxon Mortgage, Inc.

Depositor	Saxon Asset Securities Company.

Servicer	Saxon Mortgage Services, Inc.

Trustee	Deutsche Bank Trust Company Americas.

Lead Underwriter	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Co-Underwriters	Banc of America Securities LLC, Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc., and JPMorgan Securities Inc.

Certificates

The Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are collectively referred to herein as the “Senior Certificates” or the “Class A Certificates”.  The Class A-1A and Class A-1B Certificates are sometimes referred to as the “Class A-1 Certificates”.  The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are sometimes referred to as the “Class A-2 Certificates”.  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to as the “Subordinate Certificates”.  The Senior Certificates and the Subordinate Certificates are the subject of this Free Writing Prospectus and are collectively referred to herein as the “Offered Securities”.  The Issuing Entity will also issue Class C Certificates and Class R Certificates, which are not a subject of this Preliminary Term Sheet.

Rating Agencies	Moody's Investor Services, Inc. ("Moody's") and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc (“S&P).

Registration	The Offered Securities will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Statistical Calculation Date	November 1, 2005.

Cut-Off Date	The close of business on December 1, 2005 for the loans to be sold to the Issuer on the Closing Date.

Expected Pricing Date	On or about the week of December 12, 2005.

Expected Settlement Date	On or about December 21, 2005.

Distribution Dates

Distributions of principal and interest on the Offered Securities will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in January 2006.

Interest Accrued	The price to be paid by investors for the Offered Securities will not include accrued interest (settling flat).

Interest Accrual Period

The "Interest Accrual Period" for the Offered Securities with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Record Date	With respect to the Offered Securities, the business day immediately preceding the Distribution Date.

Federal Tax Status	The Offered Securities will be treated as regular interests in a REMIC for federal income tax purposes.

ERISA Eligibility

The Offered Securities are expected to be ERISA eligible, except that, until the Interest Rate Swap Agreement is terminated, benefit plans and other retirement arrangements may not acquire or hold Offered Securities unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).

SMMEA Eligibility	The Class A-1A and Class A-1B Certificates are expected to be SMMEA eligible.

Optional Termination

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the redemption of the Offered Securities (the "Clean-up Call"), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the sum of (i) the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the amounts on deposit in the Pre-Funding Account on the Closing Date.

Pricing Prepayment Speed	The Offered Securities will be priced based on the following collateral prepayment assumptions:

100% PPC for the Fixed Rate Mortgage Loans (100% PPC for the Fixed Rate Mortgage Loans is equal to 2.2% CPR to 22% CPR over 10 months)

100% PPC for the Adjustable Rate Mortgage Loans (100% PPC for the Adjustable Rate Mortgage Loans assumes 8% CPR in the first month of the life of the mortgage loan and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant at 30% CPR through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for month 28 and thereafter.)

Initial Mortgage Loans

As of the Statistical Calculation Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $454,819,781, consisting of (i) approximately $235,254,931 of first lien, conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Initial Group I Mortgage Loans”) and (ii) approximately $219,564,850 of first lien and second lien, conforming and non-conforming balance, fixed-rate and adjustable-rate Mortgage Loans (the “Initial Group II Mortgage Loans”).  The Initial Group I Mortgage Loans and Initial Group II Mortgage Loans are collectively referred to herein as the “Initial Mortgage Loans.”  See the attached collateral descriptions for additional information on the Initial Mortgage Loans.

Additional Mortgage Loans

On or prior to the Closing Date, in addition to the Initial Mortgage Loans, approximately $50,180,219 of additional loans will be added to the trust fund, consisting of (i) approximately $25,955,652 of additional first lien, conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Additional Group I Mortgage Loans”) and (ii) approximately $24,224,567 of additional first and second lien, conforming and non-conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Additional Group II Mortgage Loans”).  The Additional Group I Mortgage Loans and Additional Group II Mortgage Loans are collectively referred to herein as the “Additional Mortgage Loans.”  On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Subsequent Mortgage Loans

After the Closing Date, in addition to the Closing Date Mortgage Loans, approximately $135,000,000 of additional loans will be added to the trust, consisting of (i) approximately (i) $69,828,571 of first lien, conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Subsequent Group I Mortgage Loans”) and (ii) approximately $65,171,429 of first and second lien, conforming and non-conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Subsequent Group II Mortgage Loans”).  The Subsequent Group I Mortgage Loans and the Subsequent Group II Mortgage Loans are collectively referred to herein as the “Subsequent Mortgage Loans.”

Pre-Funding Account

On the Closing Date, a deposit of approximately $135,000,000 (the "Pre-Funding Amount") will be made to an account (the "Pre-Funding Account").  On or prior to March 21, 2006 (the "Pre-Funding Period"), the Pre-Funded Amount will be used to purchase Subsequent Mortgage Loans having similar characteristics as the Initial Mortgage Loans.

Repurchase or Substitute of Mortgage Loans

The seller shall have the option, at any time to purchase any Delinquent Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for any Delinquent Mortgage Loan as defined in the Pooling and Servicing Agreement.

Total Deal Size	Approximately $627,840,000.

Servicing Fee Rate

The servicing fee rate applicable to each Mortgage Loan, and with respect to each Distribution Date, equals the scheduled principal balance of the Mortgage Loan on the first day of the due period with respect to such Distribution Date multiplied by one-twelfth of: (i) approximately 0.30% per annum for such of the first ten Distribution Dates following the closing date, (ii) approximately 0.40% per annum for the eleventh through thirtieth Distribution Dates, inclusive, following the closing date, (iii) approximately 0.65% per annum for the thirty-first through forty-eighth Distribution Dates, inclusive, following the closing date and (iv) approximately 0.80% per annum for the forty-ninth Distribution Date following the Closing Date and each Distribution Date thereafter.

Master Servicing Fee Rate

The "Master Servicing Fee Rate" applicable to each mortgage loan, and with respect to each Distribution Date, equals the scheduled principal balance of the mortgage loan, on the first day of the Due Period with respect to such Distribution Date, multiplied by one-twelfth of approximately 0.05% per annum.

Interest Rate

The “Interest Rate” for any Distribution Date for each Class of Certificates will be equal to the lesser of (i) the Formula Rate and (ii) the Group I Net WAC Cap (in the case of the Class A-1A and Class A-1B Certificates), the Group II Net WAC Cap (in the case of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and the Subordinate Net WAC Cap (in the case of the Subordinate Certificates).

Formula Rate	The Formula Rate for each such class is the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the Maximum Cap Rate.

Maximum Cap Rate

As to any Distribution Date is a per annum rate that would equal the related Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.

Net WAC Cap

“Net WAC Cap” means, as applicable, the Group I Net WAC Cap, the Group II Net WAC Cap, and the Subordinate Net WAC Cap.

“Group I Net WAC Cap” as to any Distribution Date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the Mortgage Loans in group I multiplied by (ii) the quotient of 30 days divided by the actual number of days in the Accrual Period.

 “Group II Net WAC Cap” as to any Distribution Date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the Mortgage Loans in group II multiplied by (ii) the quotient of 30 days divided by the actual number of days in the Accrual Period.

“Subordinate Net WAC Cap” as to any Distribution Date is a per annum rate equal to the weighted average of the Group I Net WAC Cap and the Group II Net WAC Cap for such Distribution Date weighted on the basis of the Group Subordinate Amount for group I and group II, respectively.

“Group Subordinate Amount” means for any Distribution Date and either loan group the excess of (i) the sum of (a) the aggregate principal balance of the Mortgage Loans in such loan group on such Distribution Date plus (b) the amount on deposit in the Pre-Funding Account with respect to such loan group on such Distribution Date, over (ii) the aggregate of the certificate principal balances of the Senior Certificates related to such loan group immediately before such Distribution Date.

“Weighted Average Net Rate” for any Mortgage Loan group is the product of (i) weighted average of the mortgage interest rates of the Mortgage Loans less the sum of the servicing fee rate, and master servicing fee rate, as applicable, the premiums payable to PMI applicable to such mortgage loan group (expressed as a percentage of the entire aggregate principal balance of the related mortgage loans) and the applicable Swap Rate multiplied by (ii) in the case of the Pre-Funding Period a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans having a scheduled interest payment that will be included in Interest Funds for the related Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans plus applicable amounts on deposit in the pre-funding account computed solely with respect to such Mortgage Loan group as of the Cut-Off Date.

“Swap Rate” means a rate determined for each mortgage loan group by dividing any Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment arising out of a termination event or event of default with respect to which the swap counterparty is the sole affected or a defaulted party) owed to the Swap Counterparty allocable to that mortgage loan group (based on the applicable Group Percentage) by the aggregate principal balance of the mortgage loans in that mortgage loan group.

Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with a swap counterparty that has (or whose guarantor has) (x) short-term unsecured debt ratings from Moody's of "P-1" and a short-term unsecured debt rating from S&P of at least "A-1" and/or (y) long-term unsecured debt ratings from Moody's and S&P of at least “Aa2” and "AA".  Under the interest rate swap agreement, one business day prior to each Distribution Date, commencing on the Distribution Date in January 2006 and ending on the Distribution Date [November 2009], the supplemental interest trust will be obligated to make payments based on the fixed rate, and the swap counterparty will be obligated to make payments based on LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount.  To the extent that a fixed rate payment exceeds the floating rate payment related to any Distribution Date, amounts otherwise available to certificateholders will be applied to make a "net swap payment" to the swap counterparty, and to the extent that a floating rate payment exceeds the fixed rate payment related to any Distribution Date, the swap counterparty will owe a "net swap payment" to the supplemental interest trust.  Following any early termination of the interest rate swap agreement, either the supplemental interest trust or the swap counterparty will be required to make a "Swap Termination Payment".  Any net amounts received under the interest rate swap agreement will be paid by the supplemental interest trust and applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described herein.

Credit Enhancements

Consists of the following:

1.

Net Monthly Excess Cashflow;

2.

Pledged Prepayment Penalty Cashflow;

3.

Primary Mortgage Insurance;

4.

Overcollateralization Amount;

5.

Net Swap Payments received by the supplemental interest trust; and

6.

Subordination.

Net Monthly Excess Cashflow	The "Net Monthly Excess Cashflow" for any Distribution Date is equal to Interest Funds remaining after the payment of all related distributions described under “Interest Distributions”.

Pledged Prepayment Penalty Cashflow	The interest collections from the Mortgage Loans will be supplemented by 100% of the maximum contractual prepayment penalty cashflow owed and not waived by the servicer on any Mortgage Loans.

Distributions of Pledged Prepayment Penalty Cashflow	Any Pledged Prepayment Penalty Cashflow will be payable in the same manner as Net Monthly Excess Cashflow.

Overcollateralization Amount

The "Overcollateralization Amount" is equal to the excess of (a) the aggregate principal balance of the Mortgage Loans and (b) any amounts remaining on deposit in the Pre-Funding Account, over the sum of the aggregate principal amount of the Offered Securities.  To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Net Monthly Excess Cashflow, Pledged Prepayment Penalties, and payments under the Interest Rate Swap Agreement, to the extent described herein, will be directed to build the Overcollateralization Amount until the Overcollateralization Target Amount is reached.

Overcollateralization Target Amount

Prior to the Stepdown Date, the "Overcollateralization Target Amount" will be equal to 4.00% multiplied by the Assumed Principal Balance as of the Cut-Off Date.  On and after the Stepdown Date, (assuming a Trigger Event is not in effect) the Overcollateralization Target Amount will be equal to the greater of (a) the lesser of (i) 4.00% of the Assumed Principal Balance as of the Cut-Off Date and (ii) 8.00% of the aggregate current principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Overcollateralization Deficiency Amount

An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

Overcollateralization Release Amount

The "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (a) the aggregate Principal Funds for such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the aggregate Principal Funds is applied as a principal distribution on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date

The earlier to occur of (a) the Distribution Date on which the Certificate Principal Balances of the Class A Certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in January 2009 and (ii) the first Distribution Date on which the aggregate principal amount of the Senior Certificates (after taking into account distributions of principal on such Distribution Date) is less than or equal to [55.20]% of the aggregate principal balance of the Mortgage Loans.

Credit Enhancement Percentage

The "Credit Enhancement Percentage" for a Distribution Date is equal to (a) the aggregate principal amount of the Subordinate Certificates and the Overcollateralization Amount divided by (b) the aggregate principal balance of the Mortgage Loans.

Primary Mortgage Insurance Policy

A loan level primary mortgage insurance policy (the “PMI Policy”) is expected to be acquired from PMI Mortgage Insurance Co. (“PMI”) on or prior to the Closing Date.  Approximately 16.96% of the Initial Mortgage Loans, each of which have original loan-to-value ratios in excess of 80% will be covered by the PMI Policy.

For certain mortgage loans with original loan-to-value ratios greater than or equal to 80% but less than 90%, the PMI Policy covers a portion of the loss on the related mortgage loans to a level where the uninsured exposure of the mortgage loans is reduced to an amount equal to approximately 80% of the original loan-to-value ratio of such mortgage loan.  For certain mortgage loans with original loan-to-value ratios greater than or equal to 90%, the PMI Policy covers a portion of the loss on the related mortgage loans to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to approximately 90% of the original loan-to-value ratio of such mortgage loan.

Trigger Event

A "Trigger Event," on any Distribution Date after the Stepdown Date, is in effect for the Offered Securities if the 60+ day delinquency percentage (including loans in bankruptcy, foreclosure, or REO) is greater than [xx.xx]% of the Credit Enhancement Percentage or, if on any Distribution Date, the cumulative losses as a percentage of the Assumed Principal Balance as of the Cut-off Date, for the related Distribution Dates, is greater than:

	Distribution Date	Cumulative Loss %
	25 to 36	[x.xx]% plus an additional 1/12th of [x.xx]% for every month thereafter
	37 to 48	[x.xx]% plus an additional 1/12th of [x.xx]% for every month thereafter
	49 to 60	[x.xx]% plus an additional 1/12th of [x.xx]% for every month thereafter
	61 to 72	[x.xx]% plus an additional 1/12th of [x.xx]% for every month thereafter
	73 and thereafter	[x.xx]%

Class A-1 Trigger Event	A Class A-1 Trigger Event is identical to a Trigger Event provided that during the period from 1 to period 24 a Cumulative Loss % of [x.xx]% shall be in effect.

Credit Support

Initial Overcollateralization Amount:  1.90% of original principal balance

Overcollateralization Target Amount: 4.00% of original principal balance before Step-Down Date, 8.00% of current principal balance after Step-Down Date

Overcollateralization Floor:   0.50% of original principal balance

Class Sizes:	Classes	Rating (Moody’s/S&P)	Class Sizes
	Class A	Aaa / AAA	79.70%
	Class M-1	Aa1/ AA+	3.75%
	Class M-2	Aa2/ AA+	3.45%
	Class M-3	Aa3/ AA	2.40%
	Class M-4	A1/ AA-	1.75%
	Class M-5	A2/ A+	1.75%
	Class M-6	A3/ A	1.50%
	Class B-1	Baa1/ A-	1.55%
	Class B-2	Baa2/ BBB+	1.20%
	Class B-3	Baa3/ BBB	1.05%

Subordination:	Classes	Initial Credit Enhancement (Including Initial O/C)	Initial Credit Enhancement (Including O/C Target)	Stepdown Date Credit Enhancement
	Class A	20.30%	22.40%	44.80%
	Class M-1	16.55%	18.65%	37.30%
	Class M-2	13.10%	15.20%	30.40%
	Class M-3	10.70%	12.80%	25.60%
	Class M-4	8.95%	11.05%	22.10%
	Class M-5	7.20%	9.30%	18.60%
	Class M-6	5.70%	7.80%	15.60%
	Class B-1	4.15%	6.25%	12.50%
	Class B-2	2.95%	5.05%	10.10%
	Class B-3	1.90%	4.00%	8.00%

Available Funds

Distributions to holders of each class of Offered Securities will be made on each Distribution Date from “Available Funds.”  "Available Funds" means the sum of Interest Funds, Principal Funds, 100% of the maximum contractual prepayment penalty cashflow owed and not waived by the servicer from the Mortgage Loans and amounts received by the supplemental interest trust under the yield maintenance agreement and paid as described herein.

“Interest Funds” to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•

all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee and premiums payable to PMI;

•

all advances relating to interest;

•

all Compensating Interest;

•

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

•

any subsequent recoveries on the Mortgage Loans.

“Principal Funds” to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

•

prepayments of principal collected by the servicer in the applicable prepayment period;

•

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

•

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

•

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period; and

•

the allocable portion of any clean-up call proceeds.

Interest Distributions

On each Distribution Date (or, in the case of distributions in respect of the yield maintenance agreement, the business day prior to each Distribution Date), the Interest Funds with respect to each Mortgage Loan group will be distributed in the following order of priority:

•

first, for deposit into the supplemental interest trust account, the allocable portion of any net swap distribution or swap termination distribution for such group (based on the applicable Group Percentage) owed to the swap counterparty (including amounts remaining unpaid from previous Distribution Dates);

•

second, from interest collections on each group, to each related class of Senior Certificates, the Current Interest and any Interest Carry Forward Amount for such class on that Distribution Date; provided, however, that any related shortfall in available amounts will be applied on a pro rata basis among such classes in each group;

•

third, pro rata on the basis of unpaid interest due thereon, to each class of Senior Certificates unrelated to such group, any unpaid interest due thereon (after application of Interest Funds for such unrelated group); and

•

fourth, the remaining amount for each Mortgage Loan group will be combined and applied in the following order of priority:

•

to the Class M-1 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-2 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-3 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-4 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-5 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-6 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class B-1 Certificates, the Current Interest for that class and Distribution  Date;

•

to the Class B-2 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class B-3 Certificates, the Current Interest for that class and Distribution Date; and

•

any remainder will be treated as Net Monthly Excess Cashflow.

"Group Percentage" means, for each of the group I and group II Mortgage Loans and any Distribution Date, a fraction (expressed as a percentage) the numerator of which is the scheduled principal balance of the Mortgage Loans in such group as of such Distribution Date and the denominator of which is the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date.

On any Distribution Date, any interest reductions resulting from the application of (a) the Relief Act and (b) any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer (collectively “Uncompensated Shortfalls”) will be allocated first to interest distributions allocable to the Class C Certificates, and thereafter to the Current Interest with respect to the Offered Securities on a pro rata basis based on the respective amount of accrued interest.

Principal Distributions

On each Distribution Date (or, in the case of distributions in respect of the Interest Rate Swap Agreement, the business day prior to each Distribution Date), the Principal Distribution Amount for that Distribution Date with respect to each mortgage loan group is required to be distributed as follows:

•

the allocable portion with respect to each group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Swap Counterparty (to the extent not paid previously or from Interest Funds in accordance with “Interest Distributions” above) will be deposited into the Supplemental Interest Trust Account;

•

An amount up to the Senior Principal Distribution Amount for group I will be distributed pro rata to the Class A-1A and Class A-1B Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided that in the event that either a Class A-1 Trigger Event (as defined above) has occurred on or after the Distribution Date on which the certificate principal balance of the Subordinate Certificates and the Class C Certificates have been reduced to zero, any principal allocated to the Class A-1 Certificates will be distributed to the Class A-1A and Class A-1B Certificates sequentially in such order.  The sequence of principal distributions described in this subparagraph is referred to herein as the “Group I Senior Principal Priorities.”

•

An amount up to the Senior Principal Distribution Amount for group II will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the Class C Certificates have been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata among such classes of Certificates based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.  The sequence of principal distributions described in this subparagraph is referred to herein as the “Group II Senior Principal Priorities.”

•

Any Senior Principal Distribution Amount for a group of senior certificates remaining after application of amounts described above will be applied on a pro rata basis to the other groups of senior certificates based on any related shortfall in amounts due pursuant to the clauses above, until the certificate principal balances thereof has been reduced to zero; provided, however, that any amounts will be applied in accordance with the Group I Senior Principal Priorities and the Group II Senior Principal Priorities, as applicable.

•

The aggregate of the Principal Distribution Amounts for all groups remaining after distributions to the senior certificates described above will be distributed in the following order of priority:

•

pro rata, to each group of senior certificates, to the extent that the full Senior Principal Distribution Amount for such group for such date was not distributed on such date, pursuant to the Group I Senior Principal Priorities and the Group II Senior Principal Priorities, as applicable, until the certificate principal balances thereof have been reduced to zero;

•

to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

•

to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

•

the allocable portion with respect to each mortgage loan group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Swap Counterparty (to the extent not paid previously or from Interest Funds in accordance with "Interest Distributions" above) will be deposited into the Supplemental Interest Trust Account;

•

to the related classes of senior certificates in accordance with either the Group I Senior Principal Priorities or the Group II Senior Principal Priorities, as applicable until the certificate principal balance of the Class A Certificates has been reduced to zero;

•

pro rata, to the classes of senior certificates not relating to such group until the certificate principal balances thereof have been reduced to zero; provided, however, that any such amounts will be applied in accordance with the Group I Senior Principal Priorities or the Group II Senior Principal Priorities, as applicable;

•

to the Class M-1 Certificates until the certificate principal balance of the Class M-1 Certificates has been reduced to zero;

•

to the Class M-2 Certificates until the certificate principal balance of the Class M-2 Certificates has been reduced to zero;

•

to the Class M-3 Certificates until the certificate principal balance of the Class M-3 Certificates has been reduced to zero;

•

to the Class M-4 Certificates, until the certificate principal balance of the Class M-4 Certificates has been reduced to zero;

•

to the Class M-5 Certificates, until the certificate principal balance of the Class M-5 Certificates has been reduced to zero;

•

to the Class M-6 Certificates, until the certificate principal balance of the Class M-6 Certificates has been reduced to zero;

•

to the Class B-1 Certificates, until the certificate principal balance of the Class B-1 Certificates has been reduced to zero;

•

to the Class B-2 Certificates, until the certificate principal balance of the Class B-2 Certificates has been reduced to zero; and

•

to the Class B-3 Certificates, until the certificate principal balance of the Class B-3 Certificates has been reduced to zero.

On each Distribution Date, the Overcollateralization Release Amount, if any, will be distributed to the holder of the Class C Certificates.

Net Monthly Excess Cash Flow and Pledged Prepayment Penalty Cashflow

With respect to any Distribution Date, any Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow shall be paid as follows:

(i)

on each of the first three Distribution Dates only, to the basis risk reserve fund, any Basis Risk Distribution for such date;

(ii)

on each of the first three Distribution Dates only, from amounts on deposit in the basis risk reserve fund, to the Class A Certificates, on a pro rata basis, any Net Cap Carryover Amount applicable to the Class A Certificates;

(iii)

on each of the first three Distribution Dates only, from amounts on deposit in the basis risk reserve fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates in that order, any Net Cap Carryover Amount applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates;

(iv)

the Principal Percentage for Group I of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I; and the Principal Percentage for Group II of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II;

(v)

to the Class M-1 Certificates, any Interest Carry Forward Amount for that class;

(vi)

to the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

(vii)

to the Class M-2 Certificates, any Interest Carry Forward Amount for that class;

(viii)

to the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

(ix)

to the Class M-3 Certificates; any Interest Carry Forward Amount for that class;

(x)

to the Class M-3 Certificates, any Unpaid Realized Loss Amount for that class;

(xi)

to the Class M-4 Certificates, any Interest Carry Forward Amount for such class;

(xii)

to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

(xiii)

to the Class M-5 Certificates, any Interest Carry Forward Amount for such class;

(xiv)

to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

(xv)

to the Class M-6 Certificates, any Interest Carry Forward Amount for such class;

(xvi)

to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

(xvii)

to the Class B-1 Certificates, any Interest Carry Forward Amount for such class;

(xviii)

to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

(xix)

to the Class B-2 Certificates, any Interest Carry Forward Amount for such class;

(xx)

to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

(xxi)

to the Class B-3 Certificates, any Interest Carry Forward Amount for such class;

(xxii)

to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

(xxiii)

to the basis risk reserve fund, any Basis Risk Distribution for such date;

(xxiv)

from amounts in the basis risk reserve fund, to the Senior Certificates on a pro rata basis, any Net Cap Carryover Amounts on the Senior Certificates;

(xxv)

from amounts in the basis risk reserve fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates, in that order, any Net Cap Carryover Amounts applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates;

(xxvi)

to the Supplemental Interest Trust, for distribution pursuant to priority (ix) under “—Supplemental Interest Trust Cashflow” below; and;

(xxvii)

to the Class C and Class R Certificates, the remaining amount as specified in the agreement

Supplemental Interest Trust Cashflow

The amounts on deposit in the supplemental interest trust account will, on each Distribution Date (or, in the case of distributions to the Swap Counterparty, the business day prior to each Distribution Date), be distributed from such account in the following order of priority:

(i)

to the Swap Counterparty, any net swap distribution owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date;

(ii)

to the Swap Counterparty, any unpaid swap termination distribution not due to a termination event or event of default with respect to which the swap counterparty is the sole affected or a defaulting party owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement;

(iii)

to the Class A Certificates, Current Interest for each such class for such Distribution Date, to the extent unpaid pursuant to such clause "Interest Distribution" above, and any Cap Carryover Amount for each such class;

(iv)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order (such order, the "Subordinate Priority"), any Current Interest for each such class for such Distribution Date, to the extent unpaid pursuant to such clause "Interest Distributions" above, and any Cap Carryover Amount applicable to each such class;

(v)

to the Offered Certificates, any amount necessary to pay the full the Extra Principal Distribution Amount on such Distribution Date to the extent not paid in full after the applications described under "Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow" (pursuant to the priorities set forth in such clauses);

(vi)

to the Class M Certificates, in accordance with the Subordinate Priority, any Unpaid Realized Loss Amount for each such class and such Distribution Date, to the extent unpaid after the applications described under "Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow";

(vii)

to the Class M Certificates, in accordance with the Subordinate Priority, any Interest Carry Forward Amount for each such class and such Distribution Date, to the extent unpaid after the applications described under "Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow";

(viii)

if applicable, for application to the purchase of a replacement interest rate swap agreement;

(ix)

to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a termination event or event of default with respect to which the Swap Counterparty is the sole affected or a defaulting party owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement; and

(x)

to the Class C and Class R Certificates, the remaining amount as specified in the agreement.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (v) and (vi) above shall not exceed cumulative Realized Losses incurred.

Basis Risk Distribution

“Basis Risk Distribution” means, for any Distribution Date, an amount to be deposited into the basis risk reserve fund equal to the sum of (i) the Net Cap Carryover Amounts for such Distribution Date and (ii) any required reserve fund deposit for such Distribution Date, provided however, the amount of the Basis Risk Distribution for any Distribution Date cannot exceed the amount of Net Monthly Excess Cashflow for such date.

Principal Percentage

“Principal Percentage” means, for any Distribution Date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

Current Interest

The "Current Interest" for any Distribution Date and each class of Offered Securities equals the amount of interest accrued during the related Accrual Period at the related Interest Rate on the Certificate Principal Amount of such class immediately prior to such Distribution Date.

Cap Carryover Amount

“Cap Carryover Amount” means with respect to any Distribution Date and any class of Offered Securities the sum of (i) the excess of the interest calculated at such pass-through rate applicable to such class for such date determined without regard to the related Net WAC Cap over the amount of interest calculated at the related Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior Distribution Dates together with accrued interest thereon at the applicable pass-through rate determined without regard to any Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.

“Interest Carry Forward Amount” with respect to each class of the Offered Securities and each Distribution Date, is the sum of

•

the excess of

•

Current Interest for the class with respect to prior Distribution Dates (excluding any Cap Carryover Amount or Net Cap Carryover Amounts) over

•

the amount actually distributed to the class with respect to Current Interest on those prior Distribution Dates; and

•

interest on the excess at the applicable pass-through rate.

“Net Cap Carryover Amount” means, as to any Distribution Date and each class of Offered Securities, any Cap Carryover Amounts for such date and class remaining after application of amounts received under the yield maintenance agreement.

“Unpaid Realized Loss Amount” with respect to any class of Subordinate Certificates and as to any Distribution Date, is the excess of

•

applied Realized Losses with respect to the class over

•

the sum of all distributions in reduction of the applied Realized Losses to the class on all previous Distribution Dates.

Principal Distribution Amount	The "Principal Distribution Amount" means for any Distribution Date the sum of the Basic Principal Distribution Amount and the Extra Principal Distribution Amount.

Basic Principal Distribution Amount

The "Basic Principal Distribution Amount" means for any Distribution Date the excess of (a) the Principal Funds for such Distribution Date over (b) the Overcollateralization Release Amount, if any, for such Distribution Date.

Extra Principal Distribution Amount

The "Extra Principal Distribution Amount" with respect to any Distribution Date is the lesser of (a) the Net Monthly Excess Cashflow for such Distribution Date (minus, on the first three Distribution Dates, amounts payable prior to the Extra Principal Distribution Amount pursuant to the priorities described under “Net Monthly Excess Cash Flow and Pledged Prepayment Penalty Cashflow”) and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

Senior Principal Distribution Amount

For each group of Senior Certificates, with respect to any Distribution Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the related Principal Distribution Amount.  For each group of Senior Certificates, with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of the certificate principal balance of such Senior Certificates immediately prior to the Distribution Date over the lesser of (i) [55.20%] of the scheduled principal balances of the related mortgage loans as of the last day of the related Due Period and (ii) the scheduled principal balances of the related mortgages as of the last day of the related Due Period less[0.50]% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-1 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date) and the Class M-1 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [62.70]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less [0.50]% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-2 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-2 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [69.60]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-3 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-3 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [74.40]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-4 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-4 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [77.90]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-5 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-5 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [81.40]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-6 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-6 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [84.40]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class B-1 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-6 Certificate Principal Balance (after giving effect to distributions on that date), and the Class B-1 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [87.50]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class B-2 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-6 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-1 Certificate Principal Balance (after giving effect to distributions on that date), and the Class B-2 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [89.90]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class B-3 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-6 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-2 Certificate Principal Balance (after giving effect to distributions on that date), and the Class B-3 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) [92.00]% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Realized Losses

“Realized Loss” means, with respect to any defaulted Mortgage Loan that is liquidated (other than a Non-Recoverable Mortgage Loan), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Master Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan.  All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Net Monthly Excess Cashflow and second in reduction of the Overcollateralization Amount.  If, on any Distribution Date, the aggregate certificate principal balance of the Offered Securities (after giving effect to all distributions to be made on that Distribution Date) exceeds the scheduled principal balance of the Mortgage Loans plus any amounts on deposit in the Pre-Funding Account, the certificate principal balance of the Subordinate Certificates (but not the Senior Certificates) will be reduced by an amount equal to that excess in inverse order of seniority:

•

first, to the Class B-3 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

second, to the Class B-2 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

third, to the Class B-1 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

fourth, to the Class M-6 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

fifth, to the Class M-5 Certificates, until the certificate principal balance of that class has been reduced to zero;

•

sixth, to the Class M-4 Certificates, until the certificate principal balance of that class has been reduced to zero;

•

seventh, to the Class M-3 Certificates, until the certificate principal balance of that class has been reduced to zero;

•

eighth, to the Class M-2 Certificates, until the certificate principal balance of that class has been reduced to zero; and

•

ninth, to the Class M-1 Certificates, until the certificate principal balance of that class has been reduced to zero.

Non-Recoverable Mortgage Loan

A “Non-Recoverable Mortgage Loan” is any defaulted mortgage loan as to which the servicer has determined that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds.

Due Period

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Assumed Principal Balance as of the Cut-Off Date

The “Assumed Principal Balance as of the Cut-Off Date” is the aggregate principal balance of the Initial Mortgage Loans and the Additional Mortgage Loans as of the Cut-Off Date (except as described below) plus applicable amounts on deposit in the pre-funding account as of the Closing Date plus the aggregate principal balance as of the Closing Date of Additional Mortgage Loans originated after the Cut-Off Date.

Prepayment Period

The “Prepayment Period” for any Distribution Date is the period beginning on the 18th day of the month (or, if the prior Prepayment Period ended on an earlier day, that earlier day) immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the determination date of the month in which such Distribution Date occurs.

Delinquent Mortgage Loan	Any Mortgage Loan that is 60 Day Delinquent, including in foreclosure, bankruptcy or REO.

 Note Sensitivity Tables*

To Call

Class A-1A to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	19.65	4.54	3.14	2.33	1.71	1.37	1.22
MDUR (yr)	12.07	3.80	2.78	2.13	1.61	1.31	1.17
Principal Window	Jan06 - Nov35	Jan06 - Jan19	Jan06 - Sep14	Jan06 - May12	Jan06 - Dec10	Jan06 - Jul08	Jan06 - Jan08

Class A-1B to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	19.65	4.54	3.14	2.33	1.71	1.37	1.22
MDUR (yr)	11.87	3.77	2.76	2.12	1.60	1.31	1.16
Principal Window	Jan06 - Nov35	Jan06 - Jan19	Jan06 - Sep14	Jan06 - May12	Jan06 - Dec10	Jan06 - Jul08	Jan06 - Jan08

Class A-2A to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	14.95	1.58	1.21	1.00	0.85	0.75	0.68
MDUR (yr)	10.34	1.50	1.16	0.97	0.83	0.73	0.66
Principal Window	Jan06 - Jul28	Jan06 - Nov08	Jan06 - Jan08	Jan06 - Sep07	Jan06 - Jun07	Jan06 - Mar07	Jan06 - Feb07

Class A-2B to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	24.18	3.65	2.47	2.00	1.74	1.51	1.32
MDUR (yr)	14.51	3.34	2.32	1.90	1.66	1.45	1.27
Principal Window	Jul28 - Jan32	Nov08 - Jul10	Jan08 - Nov08	Sep07 - Mar08	Jun07 - Nov07	Mar07 - Sep07	Feb07 - Jun07

Class A-2C to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.22	7.12	4.66	3.00	2.20	1.93	1.74
MDUR (yr)	15.59	5.97	4.14	2.77	2.07	1.84	1.66
Principal Window	Jan32 - Oct35	Jul10 - Oct16	Nov08 - Jan13	Mar08 - Jan11	Nov07 - Jul08	Sep07 - Feb08	Jun07 - Nov07

Class A-2D to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.92	12.64	8.39	6.09	2.81	2.26	1.96
MDUR (yr)	15.82	9.42	6.86	5.24	2.61	2.12	1.86
Principal Window	Oct35 - Nov35	Oct16 - Jan19	Jan13 - Sep14	Jan11 - May12	Jul08 - Dec10	Feb08 - May08	Nov07 - Dec07

* Assume 95% of prepayment penalties (which are calculated as 80% of 6 months of interest on the amount prepaid) are collected.

   Assumes a settlement date of December 22, 2005.

Class M-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.15	8.64	5.79	4.79	5.01	3.57	2.91
MDUR (yr)	15.19	6.85	4.93	4.22	4.41	3.24	2.69
Principal Window	Jul30 - Nov35	Mar10 - Jan19	Feb09 - Sep14	Oct09 - May12	Dec10 - Dec10	Jul08 - Nov09	Jan08 - Nov08

Class M-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.15	8.64	5.79	4.65	4.68	3.93	2.93
MDUR (yr)	15.15	6.85	4.93	4.10	4.15	3.55	2.71
Principal Window	Jul30 - Nov35	Mar10 - Jan19	Feb09 - Sep14	Jul09 - May12	Mar10 - Dec10	Nov09 - Nov09	Nov08 - Nov08

Class M-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.15	8.64	5.79	4.57	4.31	3.86	2.79
MDUR (yr)	15.10	6.84	4.92	4.03	3.85	3.49	2.59
Principal Window	Jul30 - Nov35	Mar10 - Jan19	Jan09 - Sep14	Jun09 - May12	Nov09 - Dec10	Aug09 - Nov09	Jul08 - Nov08

Class M-4 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.15	8.64	5.78	4.53	4.14	3.63	2.62
MDUR (yr)	14.81	6.78	4.89	3.98	3.70	3.29	2.43
Principal Window	Jul30 - Nov35	Mar10 - Jan19	Jan09 - Sep14	May09 - May12	Sep09 - Dec10	May09 - Nov09	May08 - Nov08

Class M-5 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.15	8.64	5.78	4.50	4.03	3.48	2.53
MDUR (yr)	14.68	6.75	4.87	3.94	3.60	3.15	2.35
Principal Window	Jul30 - Nov35	Mar10 - Jan19	Jan09 - Sep14	Apr09 - May12	Jul09 - Dec10	Mar09 - Nov09	Apr08 - Nov08

Class M-6 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.15	8.64	5.78	4.47	3.95	3.36	2.49
MDUR (yr)	14.51	6.72	4.86	3.91	3.53	3.05	2.31
Principal Window	Jul30 - Nov35	Mar10 - Jan19	Jan09 - Sep14	Mar09 - May12	Jun09 - Dec10	Jan09 - Nov09	Mar08 - Nov08

* Assume 95% of prepayment penalties (which are calculated as 80% of 6 months of interest on the amount prepaid) are collected

   Assumes a settlement date of December 22, 2005.

 Note Sensitivity Tables*

To Maturity

Class A-1A to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	19.66	4.99	3.51	2.63	1.93	1.37	1.22
MDUR (yr)	12.07	4.01	2.99	2.33	1.77	1.31	1.17
Principal Window	Jan06 - Mar36	Jan06 - Jul32	Jan06 - Jan26	Jan06 - Mar21	Jan06 - Jan18	Jan06 - Jul08	Jan06 - Jan08

Class A-1B to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	19.66	4.99	3.51	2.63	1.93	1.37	1.22
MDUR (yr)	11.87	3.98	2.97	2.32	1.76	1.31	1.16
Principal Window	Jan06 - Mar36	Jan06 - Jul32	Jan06 - Jan26	Jan06 - Mar21	Jan06 - Jan18	Jan06 - Jul08	Jan06 - Jan08

Class A-2A to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	14.95	1.58	1.21	1.00	0.85	0.75	0.68
MDUR (yr)	10.34	1.50	1.16	0.97	0.83	0.73	0.66
Principal Window	Jan06 - Jul28	Jan06 - Nov08	Jan06 - Jan08	Jan06 - Sep07	Jan06 - Jun07	Jan06 - Mar07	Jan06 - Feb07

Class A-2B to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	24.18	3.65	2.47	2.00	1.74	1.51	1.32
MDUR (yr)	14.51	3.34	2.32	1.90	1.66	1.45	1.27
Principal Window	Jul28 - Jan32	Nov08 - Jul10	Jan08 - Nov08	Sep07 - Mar08	Jun07 - Nov07	Mar07 - Sep07	Feb07 - Jun07

Class A-2C to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.22	7.12	4.66	3.00	2.20	1.93	1.74
MDUR (yr)	15.59	5.97	4.14	2.77	2.07	1.84	1.66
Principal Window	Jan32 - Oct35	Jul10 - Oct16	Nov08 - Jan13	Mar08 - Jan11	Nov07 - Jul08	Sep07 - Feb08	Jun07 - Nov07

Class A-2D to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	30.05	14.67	9.66	6.84	2.83	2.26	1.96
MDUR (yr)	15.86	10.38	7.63	5.77	2.63	2.12	1.86
Principal Window	Oct35 - Mar36	Oct16 - Apr28	Jan13 - Oct20	Jan11 - Feb16	Jul08 - Sep12	Feb08 - May08	Nov07 - Dec07

* Assume 95% of prepayment penalties (which are calculated as 80% of 6 months of interest on the amount prepaid) are collected

   Assumes a settlement date of December 22, 2005.

Class M-1 to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.17	9.53	6.46	5.29	5.97	5.84	5.19
MDUR (yr)	15.19	7.25	5.32	4.55	5.12	4.95	4.52
Principal Window	Jul30 - Mar36	Mar10 - Sep29	Feb09 - Jan23	Oct09 - Oct18	Dec10 - Jan16	Jul08 - Oct15	Jan08 - Jan14

Class M-2 to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.17	9.51	6.44	5.14	5.05	4.87	3.52
MDUR (yr)	15.16	7.24	5.30	4.43	4.42	4.29	3.20
Principal Window	Jul30 - Mar36	Mar10 - Dec28	Feb09 - May22	Jul09 - Mar18	Mar10 - Jul15	Jan10 - Sep13	Nov08 - Apr12

Class M-3 to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.17	9.48	6.41	5.04	4.68	4.19	3.06
MDUR (yr)	15.11	7.22	5.28	4.35	4.12	3.75	2.81
Principal Window	Jul30 - Mar36	Mar10 - Jan28	Jan09 - Jul21	Jun09 - Aug17	Nov09 - Jan15	Aug09 - Apr13	Jul08 - Nov11

Class M-4 to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.17	9.45	6.38	4.98	4.49	3.92	2.88
MDUR (yr)	14.81	7.14	5.23	4.28	3.95	3.51	2.64
Principal Window	Jul30 - Mar36	Mar10 - Apr27	Jan09 - Nov20	May09 - Feb17	Sep09 - Aug14	May09 - Dec12	May08 - Aug11

Class M-5 to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.17	9.42	6.36	4.93	4.36	3.75	2.78
MDUR (yr)	14.68	7.10	5.20	4.23	3.84	3.36	2.55
Principal Window	Jul30 - Mar36	Mar10 - Jul26	Jan09 - May20	Apr09 - Sep16	Jul09 - Apr14	Mar09 - Aug12	Apr08 - Apr11

Class M-6 to Maturity
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.16	9.37	6.32	4.88	4.26	3.62	2.72
MDUR (yr)	14.51	7.05	5.17	4.18	3.75	3.25	2.50
Principal Window	Jul30 - Mar36	Mar10 - Oct25	Jan09 - Sep19	Mar09 - Feb16	Jun09 - Nov13	Jan09 - Apr12	Mar08 - Jan11

* Assume 95% of prepayment penalties (which are calculated as 80% of 6 months of interest on the amount prepaid) are collected

   Assumes a settlement date of December 22, 2005.

Group I Net WAC Cap plus Swap Proceeds

Period	Payment Date	Group I Net WAC Cap (%) (1)(2)	Group I Net WAC Cap (%) (1)(3)	Period	Payment Date	Group I Net WAC Cap (%) (1)(2)	Group I Net WAC Cap (%) (1)(3)	Period	Payment Date	Group I Net WAC Cap (%) (1)(2)	Group I Net WAC Cap (%) (1)(3)
1	1/25/06	4.531	4.531	28	4/25/08	7.381	13.533	55	7/25/10	8.085	9.523
2	2/25/06	5.157	17.059	29	5/25/08	7.572	13.502	56	8/25/10	7.814	9.196
3	3/25/06	5.347	17.158	30	6/25/08	7.393	13.283	57	9/25/10	7.804	9.177
4	4/25/06	6.539	21.999	31	7/25/08	7.337	13.086	58	10/25/10	8.054	9.526
5	5/25/06	6.617	21.974	32	8/25/08	7.148	12.793	59	11/25/10	7.784	9.198
6	6/25/06	6.544	21.779	33	9/25/08	7.146	12.697	60	12/25/10	8.034	9.487
7	7/25/06	6.625	21.720	34	10/25/08	7.340	12.857	61	1/25/11	7.765	9.162
8	8/25/06	6.551	21.484	35	11/25/08	7.148	12.568	62	2/25/11	7.755	9.142
9	9/25/06	6.555	21.307	36	12/25/08	8.066	12.213	63	3/25/11	8.575	10.099
10	10/25/06	6.642	21.194	37	1/25/09	7.842	11.936	64	4/25/11	7.736	9.103
11	11/25/06	6.467	20.797	38	2/25/09	7.834	11.884	65	5/25/11	7.983	9.385
12	12/25/06	6.557	20.651	39	3/25/09	8.558	12.613	66	6/25/11	7.716	9.062
13	1/25/07	6.478	20.332	40	4/25/09	8.033	11.504	67	7/25/11	7.962	9.344
14	2/25/07	6.483	20.096	41	5/25/09	8.264	11.727	68	8/25/11	7.696	9.022
15	3/25/07	6.784	20.154	42	6/25/09	8.031	11.825	69	9/25/11	7.686	9.002
16	4/25/07	6.493	19.623	43	7/25/09	8.262	12.068	70	10/25/11	7.932	9.281
17	5/25/07	6.595	19.489	44	8/25/09	8.012	11.762	71	11/25/11	7.666	8.962
18	6/25/07	6.504	19.166	45	9/25/09	8.002	11.725	72	12/25/11	7.911	9.240
19	7/25/07	6.610	19.042	46	10/25/09	8.239	12.082	73	1/25/12	7.646	8.922
20	8/25/07	6.514	18.716	47	11/25/09	7.989	11.773	74	2/25/12	7.636	8.903
21	9/25/07	6.523	18.513	48	12/25/09	8.307	9.521	75	3/25/12	8.152	9.495
22	10/25/07	6.637	18.356	49	1/25/10	7.884	9.053	76	4/25/12	7.617	8.863
23	11/25/07	6.546	17.753	50	2/25/10	7.874	9.035	77	5/25/12	7.860	9.138
24	12/25/07	7.328	15.357	51	3/25/10	8.707	9.984
25	1/25/08	7.181	15.022	52	4/25/10	7.854	9.067
26	2/25/08	7.174	14.770	53	5/25/10	8.106	9.350
27	3/25/08	7.529	14.804	54	6/25/10	7.834	9.233

(1)

Calculation includes Group I Net WAC Cap (as defined earlier in this free writing prospectus) plus an allocable portion of assumed swap receipts

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 4.36% and 4.65% respectively.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 4.36% and 4.65% respectively, for the first Distribution Date and all increase to 20.00% after the first Distribution Date.

Group II Net WAC Cap plus Swap Proceeds

Period	Payment Date	Group II Net WAC Cap (%) (1)(2)	Group II Net WAC Cap (%) (1)(3)	Period	Payment Date	Group II Net WAC Cap (%) (1)(2)	Group II Net WAC Cap (%) (1)(3)	Period	Payment Date	Group II Net WAC Cap (%) 1)(2)	Group II Net WAC Cap (%) (1)(3)
1	1/25/06	4.654	4.654	28	4/25/08	8.244	14.403	55	7/25/10	9.211	11.491
2	2/25/06	5.293	17.194	29	5/25/08	8.509	14.513	56	8/25/10	8.908	11.107
3	3/25/06	5.494	17.305	30	6/25/08	8.346	14.291	57	9/25/10	8.900	11.093
4	4/25/06	6.713	22.173	31	7/25/08	8.324	14.124	58	10/25/10	9.190	11.517
5	5/25/06	6.796	22.153	32	8/25/08	8.104	13.803	59	11/25/10	8.886	11.130
6	6/25/06	6.717	21.952	33	9/25/08	8.104	13.725	60	12/25/10	9.174	11.492
7	7/25/06	6.804	21.898	34	10/25/08	8.383	14.080	61	1/25/11	8.876	11.111
8	8/25/06	6.723	21.657	35	11/25/08	8.158	13.858	62	2/25/11	8.869	11.097
9	9/25/06	6.727	21.479	36	12/25/08	9.101	13.559	63	3/25/11	9.810	12.269
10	10/25/06	6.820	21.371	37	1/25/09	8.850	13.240	64	4/25/11	8.855	11.070
11	11/25/06	6.639	20.969	38	2/25/09	8.845	13.196	65	5/25/11	9.142	11.424
12	12/25/06	6.734	20.828	39	3/25/09	9.681	14.088	66	6/25/11	8.840	11.040
13	1/25/07	6.649	20.503	40	4/25/09	9.052	12.991	67	7/25/11	9.127	11.394
14	2/25/07	6.654	20.267	41	5/25/09	9.320	13.376	68	8/25/11	8.825	11.011
15	3/25/07	6.973	20.343	42	6/25/09	9.074	13.459	69	9/25/11	8.817	10.995
16	4/25/07	6.664	19.793	43	7/25/09	9.345	13.757	70	10/25/11	9.103	11.347
17	5/25/07	6.771	19.665	44	8/25/09	9.063	13.404	71	11/25/11	8.801	10.965
18	6/25/07	6.674	19.336	45	9/25/09	9.057	13.385	72	12/25/11	9.086	11.314
19	7/25/07	6.786	19.217	46	10/25/09	9.337	13.917	73	1/25/12	8.785	10.935
20	8/25/07	6.687	18.890	47	11/25/09	9.055	13.587	74	2/25/12	8.776	10.919
21	9/25/07	6.710	18.700	48	12/25/09	9.413	11.407	75	3/25/12	9.373	11.655
22	10/25/07	6.974	18.692	49	1/25/10	8.957	10.886	76	4/25/12	8.759	10.888
23	11/25/07	7.118	18.324	50	2/25/10	8.950	10.873	77	5/25/12	9.043	11.233
24	12/25/07	7.985	15.997	51	3/25/10	9.901	12.024
25	1/25/08	7.794	15.618	52	4/25/10	8.936	10.944
26	2/25/08	7.791	15.371	53	5/25/10	9.226	11.296
27	3/25/08	8.217	15.476	54	6/25/10	8.922	11.130

(1)

Calculation includes Group II Net WAC Cap (as defined earlier in this free writing prospectus) plus an allocable portion of assumed swap receipts

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 4.36% and 4.65% respectively.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 4.36% and 4.65% respectively, for the first Distribution Date and all increase to 20.00% after the first Distribution Date.

Subordinate Net WAC Cap plus Swap proceeds

Period	Payment Date	Sub Net WAC Cap (%) (1)(2)	Sub Net WAC Cap (%) (1)(3)	Period	Payment Date	Sub Net WAC Cap (%) (1)(2)	Sub Net WAC Cap (%) (1)(3)	Period	Payment Date	Sub Net WAC Cap (%) (1)(2)	Sub Net WAC Cap (%) (1)(3)
1	1/25/06	4.591	4.591	28	4/25/08	7.799	13.956	55	7/25/10	8.644	10.507
2	2/25/06	5.223	17.124	29	5/25/08	8.026	13.993	56	8/25/10	8.358	10.154
3	3/25/06	5.418	17.229	30	6/25/08	7.855	13.773	57	9/25/10	8.351	10.139
4	4/25/06	6.623	22.084	31	7/25/08	7.815	13.591	58	10/25/10	8.621	10.528
5	5/25/06	6.704	22.061	32	8/25/08	7.611	13.284	59	11/25/10	8.336	10.173
6	6/25/06	6.628	21.863	33	9/25/08	7.610	13.196	60	12/25/10	8.606	10.501
7	7/25/06	6.712	21.806	34	10/25/08	7.845	13.451	61	1/25/11	8.324	10.150
8	8/25/06	6.634	21.568	35	11/25/08	7.637	13.195	62	2/25/11	8.316	10.136
9	9/25/06	6.638	21.391	36	12/25/08	8.568	12.867	63	3/25/11	9.199	11.205
10	10/25/06	6.728	21.280	37	1/25/09	8.330	12.570	64	4/25/11	8.303	10.109
11	11/25/06	6.550	20.881	38	2/25/09	8.324	12.522	65	5/25/11	8.572	10.431
12	12/25/06	6.643	20.737	39	3/25/09	9.103	13.330	66	6/25/11	8.288	10.080
13	1/25/07	6.560	20.415	40	4/25/09	8.527	12.228	67	7/25/11	8.558	10.402
14	2/25/07	6.566	20.179	41	5/25/09	8.776	12.530	68	8/25/11	8.275	10.052
15	3/25/07	6.875	20.246	42	6/25/09	8.538	12.622	69	9/25/11	8.268	10.038
16	4/25/07	6.576	19.705	43	7/25/09	8.788	12.892	70	10/25/11	8.536	10.359
17	5/25/07	6.681	19.574	44	8/25/09	8.524	12.565	71	11/25/11	8.254	10.011
18	6/25/07	6.586	19.248	45	9/25/09	8.516	12.538	72	12/25/11	8.522	10.331
19	7/25/07	6.695	19.127	46	10/25/09	8.775	12.982	73	1/25/12	8.241	9.985
20	8/25/07	6.598	18.801	47	11/25/09	8.510	12.664	74	2/25/12	8.234	9.972
21	9/25/07	6.614	18.604	48	12/25/09	8.849	10.449	75	3/25/12	8.795	10.646
22	10/25/07	6.800	18.519	49	1/25/10	8.411	9.958	76	4/25/12	8.221	9.947
23	11/25/07	6.823	18.030	50	2/25/10	8.404	9.945	77	5/25/12	8.488	10.266
24	12/25/07	7.646	15.668	51	3/25/10	9.296	10.997
25	1/25/08	7.478	15.311	52	4/25/10	8.389	10.001
26	2/25/08	7.473	15.062	53	5/25/10	8.660	10.319
27	3/25/08	7.862	15.131	54	6/25/10	8.373	10.180

(1)

Calculation includes Subordinate Net WAC Cap (as defined earlier in this free writing prospectus) plus an allocable portion of assumed swap receipts

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 4.36% and 4.65% respectively.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 4.36% and 4.65% respectively, for the first Distribution Date and all increase to 20.00% after the first Distribution Date.

Interest Rate Swap Agreement Schedule (1)

	Beginning	Ending	Notional	Strike
Period	Accrual	Accrual	Balance ($)	Rate (%)
1	12/21/2005	1/25/2006	490,000,000.00	4.850
2	1/25/2006	2/25/2006	483,713,738.66	4.850
3	2/25/2006	3/25/2006	476,080,500.45	4.850
4	3/25/2006	4/25/2006	617,114,030.06	4.850
5	4/25/2006	5/25/2006	605,282,424.13	4.850
6	5/25/2006	6/25/2006	591,768,278.46	4.850
7	6/25/2006	7/25/2006	576,622,611.05	4.850
8	7/25/2006	8/25/2006	559,914,950.46	4.850
9	8/25/2006	9/25/2006	541,734,105.07	4.850
10	9/25/2006	10/25/2006	522,210,191.88	4.850
11	10/25/2006	11/25/2006	501,749,858.93	4.850
12	11/25/2006	12/25/2006	480,665,959.80	4.850
13	12/25/2006	1/25/2007	459,983,770.01	4.850
14	1/25/2007	2/25/2007	439,787,590.83	4.850
15	2/25/2007	3/25/2007	420,131,291.55	4.850
16	3/25/2007	4/25/2007	401,127,706.15	4.850
17	4/25/2007	5/25/2007	383,000,436.74	4.850
18	5/25/2007	6/25/2007	365,708,448.75	4.850
19	6/25/2007	7/25/2007	349,088,436.60	4.850
20	7/25/2007	8/25/2007	333,058,369.09	4.850
21	8/25/2007	9/25/2007	317,706,722.95	4.850
22	9/25/2007	10/25/2007	300,895,435.43	4.850
23	10/25/2007	11/25/2007	274,083,079.52	4.850
24	11/25/2007	12/25/2007	186,656,186.20	4.850
25	12/25/2007	1/25/2008	173,750,703.88	4.850
26	1/25/2008	2/25/2008	160,668,590.95	4.850
27	2/25/2008	3/25/2008	146,102,417.04	4.850
28	3/25/2008	4/25/2008	118,792,630.02	4.850
29	4/25/2008	5/25/2008	110,248,114.40	4.850
30	5/25/2008	6/25/2008	102,539,924.04	4.850
31	6/25/2008	7/25/2008	96,169,147.37	4.850
32	7/25/2008	8/25/2008	91,528,375.98	4.850
33	8/25/2008	9/25/2008	87,128,172.43	4.850
34	9/25/2008	10/25/2008	82,955,349.04	4.850
35	10/25/2008	11/25/2008	78,997,604.61	4.850
36	11/25/2008	12/25/2008	54,641,979.29	4.850
37	12/25/2008	1/25/2009	52,328,804.56	4.850
38	1/25/2009	2/25/2009	50,121,636.04	4.850
39	2/25/2009	3/25/2009	48,015,218.13	4.850
40	3/25/2009	4/25/2009	38,771,714.16	4.850
41	4/25/2009	5/25/2009	37,290,270.68	4.850
42	5/25/2009	6/25/2009	35,868,885.23	4.850
43	6/25/2009	7/25/2009	34,504,928.03	4.850
44	7/25/2009	8/25/2009	33,195,895.41	4.850
45	8/25/2009	9/25/2009	31,939,400.51	4.850
46	9/25/2009	10/25/2009	30,733,176.14	4.850
47	10/25/2009	11/25/2009	29,575,060.52	4.850

(1) Assumed schedule, the actual Strike Rate may vary

EXCESS SPREAD (1,2)

Period	Excess Spread in bps (Static LIBOR)	1 Month Forward LIBOR	6 Month Forward LIBOR	Excess Spread in bps (Forward LIBOR)	Period	Excess Spread in bps (Static LIBOR)	1 Month Forward LIBOR	6 Month Forward LIBOR	Excess Spread in bps (Forward LIBOR)
1	30	4.3600%	4.6500%	30	40	412	4.8680%	4.9160%	385
2	86	4.3650%	4.6810%	86	41	424	4.8710%	4.9150%	398
3	101	4.5930%	4.7490%	96	42	414	4.8700%	4.9150%	392
4	237	4.9520%	4.7980%	237	43	426	4.8650%	4.9170%	405
5	243	4.7470%	4.7840%	244	44	413	4.8610%	4.9230%	391
6	248	4.5580%	4.7930%	248	45	413	4.8600%	4.9320%	390
7	255	4.5950%	4.8250%	255	46	425	4.8630%	4.9430%	406
8	260	4.7690%	4.8500%	259	47	412	4.8700%	4.9540%	391
9	266	4.8800%	4.8480%	264	48	433	4.8820%	4.9650%	404
10	272	4.8700%	4.8260%	271	49	402	4.8980%	4.9730%	371
11	265	4.7980%	4.8040%	263	50	401	4.9130%	4.9770%	368
12	269	4.7490%	4.7910%	267	51	445	4.9240%	4.9770%	416
13	270	4.7420%	4.7850%	267	52	399	4.9310%	4.9750%	365
14	272	4.7530%	4.7790%	269	53	413	4.9330%	4.9720%	381
15	281	4.7530%	4.7710%	278	54	397	4.9300%	4.9690%	363
16	273	4.7400%	4.7610%	269	55	411	4.9220%	4.9680%	379
17	277	4.7240%	4.7540%	273	56	395	4.9150%	4.9710%	362
18	275	4.7130%	4.7510%	270	57	393	4.9110%	4.9780%	361
19	279	4.7080%	4.7510%	274	58	407	4.9120%	4.9860%	376
20	278	4.7020%	4.7530%	272	59	391	4.9160%	4.9950%	358
21	285	4.6990%	4.7590%	279	60	405	4.9260%	5.0040%	374
22	330	4.6990%	4.7680%	323	61	389	4.9390%	5.0110%	355
23	330	4.7030%	4.7780%	322	62	388	4.9520%	5.0150%	353
24	375	4.7110%	4.7890%	361	63	432	4.9610%	5.0150%	401
25	368	4.7240%	4.7990%	352	64	386	4.9670%	5.0130%	349
26	381	4.7370%	4.8070%	364	65	400	4.9680%	5.0110%	365
27	385	4.7490%	4.8140%	369	66	384	4.9660%	5.0080%	347
28	388	4.7590%	4.8200%	367	67	398	4.9600%	5.0070%	364
29	399	4.7660%	4.8260%	380	68	382	4.9550%	5.0080%	346
30	394	4.7720%	4.8320%	376	69	381	4.9510%	5.0120%	345
31	374	4.7740%	4.8400%	357	70	395	4.9510%	5.0170%	361
32	365	4.7780%	4.8500%	346	71	379	4.9540%	5.0230%	343
33	365	4.7840%	4.8620%	346	72	393	4.9590%	5.0300%	359
34	378	4.7920%	4.8750%	361	73	377	4.9670%	5.0370%	340
35	368	4.8030%	4.8880%	350	74	376	4.9750%	5.0420%	338
36	423	4.8170%	4.8990%	404	75	404	4.9820%	5.0470%	370
37	412	4.8330%	4.9090%	391	76	373	4.9880%	5.0510%	335
38	397	4.8480%	4.9140%	373	77	387	4.9930%	5.0560%	350
39	432	4.8600%	4.9160%	410

(1)

Assumes the Pricing Prepayment Speed.

(2)

Calculated as (a) interest collections on the collateral (net of the trust administrations, master servicing and servicing fees) plus Pledged Prepayment Penalty Cashflows less total interest on the Offered Certificates divided by (b) collateral balance as of the beginning period and multiplied by 360 and divided by the actual number of days in the related Accrual Period.

BREAKEVEN LOSSES

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown.  Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages.  Other assumptions include: (1) prepayment speed is 100% PPC, (2) 0 month lag from default to loss, (3) triggers fail (i.e., no stepdown) and (4) Settlement date is December 22, 2005:

		Forward LIBOR
		25% Loss Severity	35% Loss Severity	45% Loss Severity
Class M-1	CDR Break	54.764%	33.165%	23.757%
	Cum Loss	18.66%	20.05%	20.94%
Class M-2	CDR Break	40.497%	25.922%	19.043%
	Cum Loss	16.03%	17.24%	17.99%
Class M-3	CDR Break	32.651%	21.569%	16.093%
	Cum Loss	14.19%	15.26%	15.93%
Class M-4	CDR Break	27.696%	18.672%	14.073%
	Cum Loss	12.84%	13.80%	14.40%
Class M-5	CDR Break	23.293%	15.993%	12.171%
	Cum Loss	11.48%	12.33%	12.87%
Class M-6	CDR Break	19.827%	13.808%	10.585%
	Cum Loss	10.28%	11.04%	11.51%

COMPUTATIONAL MATERIALS FOR SAXON ASSET SECURITIES TRUST, SERIES 2005-4 INITIAL AGGREGATE MORTGAGE LOAN SUMMARY

Initial Mortgage Loans

As of the Statistical Calculation Date

Total Outstanding Principal Balance:	$454,819,781.15
Number of Loans:	2,340

	Average	Minimum	Maximum
Original Loan Amount:	$194,447.45	$13,950.00	$1,000,000.00
Outstanding Principal Balance:	$194,367.43	$10,148.54	$1,000,000.00

	Weighted
	Average	Minimum	Maximum
Mortgage Rate(2):	7.655%	5.200%	13.875%

Gross Margin:	6.056%	3.000%	8.950%
Initial Periodic Rate Cap:	2.866%	1.000%	3.000%
Periodic Rate Cap:	1.039%	1.000%	1.500%
Life Floor:	6.439%	3.250%	10.990%
Life Cap:	13.738%	11.200%	17.990%

Months to Roll(1):	28	6	60

Combined Original LTV:	79.16%	14.08%	100.00%
Original LTV:	78.91%	10.00%	100.00%
Credit Score:	615	476	808

Original Term (months):	356	120	360
Remaining Term (months)(1):	355	95	360
Seasoning (months) (1):	1	0	85

Top Property State Concentrations ($):	California(23.70%),Florida(12.44%),Maryland(10.66%)
Maximum Zip Code Concentration ($):	22193(0.74%) (Woodbridge, VA)

		Earliest	Latest
First Distribution Date:		December 1, 1998	January 1, 2006
Maturity Date:		November 1, 2013	December 1, 2035

First Lien:	99.68%
Second Lien:	0.32%

(1)As of the Cut-off Date

(2)As of November 30, 2005

Current Scheduled Principal Balance of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Current Scheduled	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Principal Balance ($)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
10,148.54 to 50,000.00	36	$1,399,990.16	0.31%	9.348%	618	$38,888.62	68.16%
50,000.01 to 100,000.00	444	34,500,397.16	7.59	8.321	607	77,703.60	77.63
100,000.01 to 150,000.00	568	71,520,453.10	15.73	7.899	609	125,916.29	78.96
150,000.01 to 200,000.00	416	72,445,274.39	15.93	7.636	614	174,147.29	77.69
200,000.01 to 250,000.00	275	61,216,735.65	13.46	7.646	607	222,606.31	78.46
250,000.01 to 300,000.00	215	58,581,403.31	12.88	7.478	613	272,471.64	78.25
300,000.01 to 350,000.00	139	45,310,932.34	9.96	7.344	619	325,977.93	80.07
350,000.01 to 400,000.00	103	38,514,178.82	8.47	7.496	623	373,924.07	82.38
400,000.01 to 450,000.00	58	24,594,977.95	5.41	7.407	620	424,051.34	81.39
450,000.01 to 500,000.00	47	22,628,598.34	4.98	7.400	634	481,459.54	81.71
500,000.01 to 550,000.00	14	7,331,720.00	1.61	7.672	632	523,694.29	83.77
550,000.01 to 600,000.00	10	5,856,604.17	1.29	7.538	630	585,660.42	76.82
600,000.01 to 650,000.00	6	3,722,200.28	0.82	8.218	624	620,366.71	78.85
650,000.01 to 700,000.00	3	2,041,850.00	0.45	7.436	672	680,616.67	85.50
700,000.01 to 750,000.00	2	1,491,250.00	0.33	7.805	632	745,625.00	74.97
750,000.01 to 800,000.00	1	764,465.48	0.17	7.800	645	764,465.48	90.00
900,000.01 to 950,000.00	1	918,750.00	0.20	8.250	647	918,750.00	75.00
950,000.01 to 1,000,000.00	2	1,980,000.00	0.44	7.542	617	990,000.00	66.71
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Current Mortgage Interest Rates of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Current Mortgage	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Interest Rates (%)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
5.200 to 6.000	34	$10,073,801.13	2.21%	5.786%	665	$296,288.27	75.71%
6.001 to 7.000	555	127,088,709.75	27.94	6.700	638	228,988.67	76.03
7.001 to 8.000	916	184,543,744.33	40.58	7.555	618	201,466.97	79.60
8.001 to 9.000	570	95,185,908.08	20.93	8.533	590	166,992.82	80.96
9.001 to 10.000	208	32,238,014.60	7.09	9.464	572	154,990.45	83.72
10.001 to 11.000	38	4,734,465.17	1.04	10.339	580	124,591.19	83.45
11.001 to 12.000	9	523,577.36	0.12	11.486	585	58,175.26	87.36
12.001 to 13.000	8	286,563.96	0.06	12.530	608	35,820.50	93.30
13.001 to 13.875	2	144,996.77	0.03	13.396	608	72,498.39	89.18
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%
(1) As of November 30, 2005.

Original Combined Loan-to-Value Ratio of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Original Combined	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
14.08 to 15.00	1	$50,000.00	0.01	7.400	579	$50,000.00	14.08
15.01 to 20.00	2	166,000.00	0.04	7.033	634	83,000.00	16.47
20.01 to 25.00	5	570,812.84	0.13	7.192	650	114,162.57	22.78
25.01 to 30.00	3	284,000.00	0.06	7.822	610	94,666.67	26.97
30.01 to 35.00	15	2,073,912.08	0.46	7.531	611	138,260.81	32.43
35.01 to 40.00	17	1,897,238.78	0.42	7.432	611	111,602.28	38.08
40.01 to 45.00	21	2,789,188.39	0.61	7.479	602	132,818.49	42.64
45.01 to 50.00	35	5,227,460.26	1.15	7.336	610	149,356.01	47.73
50.01 to 55.00	44	7,811,539.22	1.72	7.190	618	177,534.98	52.87
55.01 to 60.00	64	12,162,693.14	2.67	7.519	594	190,042.08	57.97
60.01 to 65.00	122	24,553,123.26	5.40	7.598	590	201,255.11	63.47
65.01 to 70.00	157	29,632,208.41	6.52	7.691	582	188,740.18	68.40
70.01 to 75.00	225	46,617,693.78	10.25	7.676	595	207,189.75	73.81
75.01 to 80.00	719	142,551,217.67	31.34	7.375	630	198,263.17	79.64
80.01 to 85.00	289	57,119,659.77	12.56	7.666	613	197,645.88	84.24
85.01 to 90.00	374	79,410,611.24	17.46	7.855	614	212,327.84	89.62
90.01 to 95.00	145	26,908,785.35	5.92	8.044	632	185,577.83	94.65
95.01 to 100.00	102	14,993,636.96	3.30	9.053	646	146,996.44	99.81
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Remaining Scheduled Term to Maturity of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Remaining Term (months) (1)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
95 to 96	2	$62,456.24	0.01%	13.401%	600	$31,228.12	73.25%
97 to 108	1	51,962.44	0.01	12.500	544	51,962.44	64.81
109 to 120	5	401,049.14	0.09	7.327	650	80,209.83	51.39
133 to 144	1	49,773.20	0.01	6.717	652	49,773.20	21.83
145 to 156	1	27,718.36	0.01	11.625	663	27,718.36	100.00
157 to 168	4	308,611.12	0.07	8.039	593	77,152.78	60.14
169 to 180	44	4,532,447.94	1.00	7.800	619	103,010.18	73.08
217 to 228	17	816,412.32	0.18	11.167	660	48,024.25	98.90
229 to 240	42	4,162,909.54	0.92	8.103	629	99,116.89	75.33
289 to 300	9	1,718,633.43	0.38	7.766	644	190,959.27	69.57
337 to 348	5	844,099.75	0.19	7.180	600	168,819.95	75.38
349 to 360	2209	441,843,707.67	97.15	7.642	615	200,019.79	79.31
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%
(1) As of the Cut-off Date

Gross Margin of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Gross Margin (%) (ARMS Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
3.000 to 3.000	1	$196,893.58	0.06%	7.750%	503	$196,893.58	80.00%
3.001 to 3.500	1	239,787.22	0.07	6.600	625	239,787.22	80.00
3.501 to 4.000	13	2,751,384.17	0.78	7.048	602	211,644.94	70.53
4.001 to 4.500	31	6,692,170.77	1.89	6.564	654	215,876.48	77.33
4.501 to 5.000	120	26,795,704.51	7.58	6.930	651	223,297.54	76.51
5.001 to 5.500	286	61,744,385.75	17.46	7.066	633	215,889.46	76.96
5.501 to 6.000	410	95,003,716.33	26.87	7.381	621	231,716.38	79.27
6.001 to 6.500	297	62,474,549.26	17.67	7.767	607	210,352.02	82.07
6.501 to 7.000	227	46,389,065.84	13.12	8.157	594	204,357.12	81.17
7.001 to 7.500	146	29,090,231.12	8.23	8.604	587	199,248.16	82.92
7.501 to 8.000	83	15,139,735.10	4.28	8.922	572	182,406.45	82.51
8.001 to 8.500	32	5,222,935.60	1.48	9.420	581	163,216.74	85.58
8.501 to 8.950	12	1,838,120.87	0.52	9.400	553	153,176.74	80.01
Total:	1,659	$353,578,680.12	100.00%	7.651%	614	$213,127.60	79.83%

Maximum Lifetime Mortgage Interest Rates of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
Maximum Lifetime	Number of	Outstanding	By	Average	Average		Combined
Mortgage Interest Rates (%)	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
(ARMs Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
11.200 to 11.500	4	$1,138,200.00	0.32%	5.326%	632	$284,550.00	68.88%
11.501 to 12.000	28	8,350,775.76	2.36	5.850	667	298,241.99	76.06
12.001 to 12.500	98	24,175,128.86	6.84	6.356	644	246,684.99	74.91
12.501 to 13.000	263	62,081,928.72	17.56	6.813	634	236,052.96	77.72
13.001 to 13.500	298	67,200,073.93	19.01	7.266	629	225,503.60	80.52
13.501 to 14.000	344	74,467,880.60	21.06	7.722	611	216,476.40	80.09
14.001 to 14.500	186	38,240,483.04	10.82	8.174	607	205,593.99	80.59
14.501 to 15.000	232	42,802,169.20	12.11	8.613	586	184,492.11	82.23
15.001 to 15.500	89	15,541,486.50	4.40	9.093	577	174,623.44	82.84
15.501 to 16.000	75	12,062,871.65	3.41	9.384	563	160,838.29	83.44
16.001 to 16.500	27	5,066,103.50	1.43	9.792	547	187,633.46	79.78
16.501 to 17.000	12	2,036,176.32	0.58	9.946	537	169,681.36	81.94
17.001 to 17.500	1	75,000.00	0.02	11.500	575	75,000.00	100.00
17.501 to 17.990	2	340,402.04	0.10	11.140	566	170,201.02	83.94
Total:	1,659	$353,578,680.12	100.00%	7.651%	614	$213,127.60	79.83%

Minimum Lifetime Mortgage Interest Rates of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
Minimum Lifetime	Number of	Outstanding	By	Average	Average		Combined
Mortgage Interest Rates (%)	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
(ARMs Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
3.250 to 3.500	1	$239,787.22	0.07%	6.600%	625	$239,787.22	80.00%
3.501 to 4.000	6	1,306,413.80	0.37	7.031	598	217,735.63	59.97
4.001 to 4.500	13	2,784,350.00	0.79	6.599	655	214,180.77	74.73
4.501 to 5.000	72	17,821,029.51	5.04	6.842	658	247,514.30	75.97
5.001 to 5.500	196	43,702,132.62	12.36	7.002	632	222,970.06	76.98
5.501 to 6.000	332	78,391,546.21	22.17	7.239	625	236,119.12	78.78
6.001 to 6.500	287	62,098,508.83	17.56	7.538	619	216,371.11	82.31
6.501 to 7.000	266	56,994,541.78	16.12	7.793	609	214,265.19	80.51
7.001 to 7.500	163	34,404,712.11	9.73	8.155	606	211,071.85	81.26
7.501 to 8.000	151	28,948,910.17	8.19	8.448	581	191,714.64	81.13
8.001 to 8.500	72	11,443,780.34	3.24	8.832	583	158,941.39	81.35
8.501 to 9.000	63	9,379,515.30	2.65	8.962	560	148,881.20	82.07
9.001 to 9.500	22	3,550,673.87	1.00	9.315	538	161,394.27	78.58
9.501 to 10.000	13	2,044,376.32	0.58	9.751	523	157,259.72	83.27
10.001 to 10.500	1	195,000.00	0.06	10.217	504	195,000.00	60.00
10.501 to 10.990	1	273,402.04	0.08	10.990	557	273,402.04	80.00
Total:	1,659	$353,578,680.12	100.00%	7.651%	614	$213,127.60	79.83%

Next Interest Rate Adjustment Date of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Next Interest Rate	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Adjustment Date (ARMs Only) (1)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
June 2006	2	$487,219.86	0.14%	7.527%	578	$243,609.93	76.69%
September 2006	1	105,918.09	0.03	7.400	589	105,918.09	90.00
January 2007	1	123,142.56	0.03	8.000	592	123,142.56	80.00
April 2007	1	119,505.95	0.03	8.750	647	119,505.95	80.00
May 2007	8	1,402,692.97	0.40	8.221	577	175,336.62	84.60
June 2007	8	1,456,068.72	0.41	7.948	580	182,008.59	74.17
July 2007	31	6,483,023.10	1.83	7.827	606	209,129.78	76.43
August 2007	36	8,396,116.59	2.37	7.551	610	233,225.46	79.11
September 2007	91	18,726,032.65	5.30	7.649	591	205,780.58	79.09
October 2007	155	35,163,883.05	9.95	7.145	628	226,863.76	79.73
November 2007	310	64,332,530.46	18.19	7.754	618	207,524.29	79.02
December 2007	271	54,731,953.00	15.48	7.940	607	201,962.93	79.33
August 2008	2	663,136.50	0.19	6.404	622	331,568.25	76.53
September 2008	10	1,396,846.21	0.40	8.123	610	139,684.62	87.26
October 2008	108	21,540,310.14	6.09	7.325	632	199,447.32	82.52
November 2008	325	71,928,231.71	20.34	7.435	619	221,317.64	79.68
December 2008	295	65,576,312.00	18.55	7.918	607	222,292.58	80.92
July 2010	1	155,927.52	0.04	8.250	609	155,927.52	80.00
September 2010	1	122,829.04	0.03	7.985	574	122,829.04	84.76
December 2010	2	667,000.00	0.19	5.857	709	333,500.00	80.57
Total:	1,659	$353,578,680.12	100.00%	7.651%	614	$213,127.60	79.83%
(1) As of the Cut-off Date

Occupancy Type of the Mortgaged Premises

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Occupancy Status	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
of the Loans	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Primary Home	2,214	$433,980,275.72	95.42%	7.6320%	613	$196,016.38	79.24%
Investment	111	18,258,357.90	4.01	8.091	657	164,489.71	77.56
Second Home	15	2,581,147.53	0.57	8.419	693	172,076.50	76.36
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Origination Program of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Origination Program	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Full Documenation	1,655	$297,562,411.17	65.42%	7.577%	609	$179,796.02	80.26%
Stated Documentation	587	134,150,248.43	29.50	7.807	628	228,535.35	76.85
12 Month Bank Statements	51	12,601,778.79	2.77	7.919	619	247,093.70	81.45
Limited Documentation	47	10,505,342.76	2.31	7.619	618	223,517.93	74.72
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Mortgage Loan Purpose of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Loan Purpose	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Cashout Refinance	1,793	$344,670,376.49	75.78%	7.669%	605	$192,231.11	78.19%
Purchase	408	85,172,796.89	18.73	7.660	651	208,756.86	82.32
Rate/Term Refinance	139	24,976,607.77	5.49	7.448	625	179,687.83	81.63
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Index Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Index Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
6 Month LIBOR	1,659	$353,578,680.12	77.74%	7.651%	614	$213,127.60	79.83%
Fixed Rate	681	101,241,101.03	22.26	7.671	619	148,665.35	76.79
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Property Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Property Types	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
of the Loans	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Single Family Detached	1,781	$328,693,825.57	72.27%	7.680%	612	$184,555.77	79.14%
Planned Unit Development	276	71,366,817.84	15.69	7.549	617	258,575.43	79.47
Condominium Low-Rise	129	22,853,923.83	5.02	7.747	632	177,162.20	80.21
Two to Four Family	74	17,119,807.80	3.76	7.650	633	231,348.75	75.75
Single Family Attached	41	7,551,207.59	1.66	7.306	606	184,175.79	79.33
Condominium High-Rise	14	3,626,811.08	0.80	7.943	655	259,057.93	82.62
Townhouse	22	3,292,278.14	0.72	7.405	608	149,649.01	79.81
Manufactured Housing	2	157,609.30	0.03	8.673	668	78,804.65	88.37
Deminimus PUD	1	157,500.00	0.03	7.200	600	157,500.00	67.02
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Loan Types of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Mortgage Loan Types	Loans	Balance	Balance	Rate	Score	Balance	Ratio
2/28 6 Mo LIBOR ARM	496	$86,971,106.98	19.12%	7.872%	603	$175,344.97	77.98%
2/28 6 Mo LIBOR 5 Year Interest-Only ARM	307	80,805,448.91	17.77	7.400	631	263,209.93	80.77
Fixed Rate 30 Year	472	74,105,190.42	16.29	7.640	616	157,002.52	76.61
3/27 6 Mo LIBOR ARM	370	68,465,472.96	15.05	7.716	615	185,041.82	80.51
Balloon 30/40 3/27 6 Mo LIBOR ARM	209	53,154,717.69	11.69	7.710	605	254,328.79	79.37
3/27 6 Mo LIBOR 5 Year Interest-Only ARM	160	39,294,645.91	8.64	7.325	632	245,591.54	82.38
Balloon 30/40 2/28 6 Mo LIBOR ARM	105	21,194,322.11	4.66	8.122	574	201,850.69	77.83
Balloon 30/40	75	13,318,550.30	2.93	7.459	619	177,580.67	80.25
Fixed Rate 15 Year	48	4,443,135.49	0.98	7.915	625	92,565.32	72.07
Fixed Rate 20 Year	46	4,201,588.87	0.92	8.127	632	91,338.89	75.49
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	7	2,557,209.00	0.56	6.601	639	365,315.57	80.01
Fixed Rate 25 Year	9	1,718,633.43	0.38	7.766	644	190,959.27	69.57
Fixed Rate 5/25 Interest-Only	8	1,685,386.58	0.37	7.169	650	210,673.32	78.73
Balloon 20/30	13	777,732.99	0.17	11.189	644	59,825.61	99.21
Balloon 15/30	4	540,060.61	0.12	8.288	549	135,015.15	74.53
5/25 6 Mo LIBOR 5 Year Interest-Only ARM	1	524,000.00	0.12	5.750	722	524,000.00	80.00
Fixed Rate 10 Year	5	401,049.14	0.09	7.327	650	80,209.83	51.39
Balloon 30/40 5/25 6 Mo LIBOR ARM	2	265,829.04	0.06	7.052	620	132,914.52	83.63
3/27 6 Mo LIBOR 3 Year Interest-Only ARM	1	190,000.00	0.04	7.550	677	190,000.00	100.00
5/25 6 Mo LIBOR ARM	1	155,927.52	0.03	8.250	609	155,927.52	80.00
Fixed Rate 12 Year	1	49,773.20	0.01	6.717	652	49,773.20	21.83
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Geographic Distribution of Mortgaged Premises of the Mortgage Loans

							Weighted
Geographic		Total	Percentage	Weighted	Weighted		Average
Distribution of the	Number of	Outstanding	By	Average	Average		Combined
Mortgages	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Properties	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Alaska	4	$926,263.36	0.20%	7.460%	662	$231,565.84	81.22%
Arizona	56	10,809,926.35	2.38	7.732	609	193,034.40	76.39
Arkansas	6	1,062,102.51	0.23	7.626	607	177,017.09	83.71
California	361	107,809,994.18	23.70	7.338	619	298,642.64	76.89
Colorado	4	564,296.76	0.12	8.395	646	141,074.19	87.61
Connecticut	18	3,877,416.93	0.85	7.474	619	215,412.05	78.66
Delaware	9	1,413,375.00	0.31	7.305	631	157,041.67	77.69
District of Columbia	3	755,200.00	0.17	7.065	630	251,733.33	74.86
Florida	311	56,576,940.22	12.44	7.610	618	181,919.42	78.32
Georgia	112	15,899,116.55	3.50	8.004	612	141,956.40	83.17
Hawaii	9	2,052,490.91	0.45	7.445	611	228,054.55	69.62
Idaho	3	430,009.56	0.09	8.081	543	143,336.52	76.43
Illinois	92	18,534,952.04	4.08	8.114	617	201,466.87	82.29
Indiana	28	3,640,216.26	0.80	8.162	613	130,007.72	85.41
Iowa	10	968,983.84	0.21	8.346	597	96,898.38	85.73
Kansas	9	916,110.12	0.20	8.252	580	101,790.01	81.89
Kentucky	21	2,046,089.09	0.45	8.099	629	97,432.81	82.80
Louisiana	23	2,677,510.91	0.59	7.621	612	116,413.52	85.05
Maine	5	686,582.79	0.15	8.385	579	137,316.56	83.57
Maryland	207	48,498,028.98	10.66	7.461	609	234,290.00	78.53
Massachusetts	25	4,647,660.20	1.02	8.055	604	185,906.41	76.31
Michigan	97	12,183,275.50	2.68	8.213	603	125,600.78	82.91
Minnesota	15	2,853,541.37	0.63	7.600	607	190,236.09	86.16
Mississippi	13	1,619,733.02	0.36	8.993	621	124,594.85	89.49
Missouri	36	5,218,409.45	1.15	7.910	628	144,955.82	80.63
Montana	6	982,994.21	0.22	7.372	634	163,832.37	81.51
Nebraska	7	678,597.85	0.15	8.540	613	96,942.55	77.62
Nevada	32	7,999,876.75	1.76	7.641	632	249,996.15	76.77
New Hampshire	1	68,000.00	0.01	11.770	493	68,000.00	37.78
New Jersey	13	3,268,565.01	0.72	7.351	640	251,428.08	78.74
New Mexico	4	428,318.43	0.09	9.220	616	107,079.61	91.42
New York	109	29,263,941.85	6.43	7.491	619	268,476.53	77.16
North Carolina	13	1,915,425.89	0.42	8.172	618	147,340.45	82.65
North Dakota	1	121,500.00	0.03	8.792	581	121,500.00	90.00
Ohio	101	11,632,206.02	2.56	7.971	606	115,170.36	86.28
Oklahoma	8	701,513.64	0.15	7.877	624	87,689.21	82.93
Oregon	17	3,362,922.69	0.74	8.120	594	197,818.98	82.71
Pennsylvania	44	6,441,450.53	1.42	7.839	595	146,396.60	83.34
Rhode Island	4	940,550.82	0.21	7.691	596	235,137.71	77.20
South Carolina	27	3,232,894.25	0.71	8.216	615	119,736.82	79.78
South Dakota	1	108,000.00	0.02	7.517	621	108,000.00	80.00
Tennessee	22	2,536,147.78	0.56	7.952	627	115,279.44	86.39
Texas	59	6,148,073.15	1.35	8.567	613	104,204.63	81.66
Utah	24	4,563,933.26	1.00	7.510	622	190,163.89	80.63
Vermont	2	187,638.67	0.04	8.323	601	93,819.34	79.00
Virginia	209	41,023,453.50	9.02	7.704	606	196,284.47	78.64
Washington	26	4,476,971.88	0.98	7.586	633	172,191.23	79.47
West Virginia	7	602,264.24	0.13	8.736	656	86,037.75	77.79
Wisconsin	123	17,071,317.51	3.75	7.856	620	138,791.20	80.88
Wyoming	3	394,997.32	0.09	8.192	637	131,665.77	89.32
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%
No more than approximately 0.74% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Credit Score	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Not Available	6	$814,425.73	0.18%	8.474%	0	$135,737.62	67.21%
476 to 500	9	1,165,918.26	0.26	9.470	491	129,546.47	68.37
501 to 550	305	53,772,098.45	11.82	8.638	526	176,301.96	74.38
551 to 600	639	120,569,695.39	26.51	7.813	579	188,684.97	77.84
601 to 650	848	167,664,772.23	36.86	7.456	623	197,717.89	80.51
651 to 700	390	79,803,500.33	17.55	7.330	670	204,624.36	81.28
701 to 750	115	24,846,995.06	5.46	7.137	723	216,060.83	80.35
751 to 800	24	5,361,375.70	1.18	7.341	770	223,390.65	81.14
801 to 808	4	821,000.00	0.18	6.909	807	205,250.00	80.00
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Credit Grade of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Credit Grade	Loans	Balance	Balance	Rate	Score	Balance	Ratio
A+	1,595	$312,985,973.58	68.82%	7.509%	629	$196,229.45	80.11%
A	277	53,914,398.16	11.85	7.790	597	194,636.82	79.34
A-	212	41,411,399.78	9.11	7.998	579	195,336.79	78.19
B+	40	7,718,885.22	1.70	8.077	575	192,972.13	76.61
B	67	11,086,557.78	2.44	8.529	557	165,471.01	74.36
C	93	16,729,122.47	3.68	8.585	557	179,883.04	67.30
Score Direct	56	10,973,444.16	2.41	7.280	617	195,954.36	79.45
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Amortization Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Amortization Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Fully Amortizing	1,448	$240,511,878.01	52.88%	7.759%	612	$166,099.36	78.01%
Interest Only	484	125,056,690.40	27.50	7.351	632	258,381.59	81.26
Balloon	408	89,251,212.74	19.62	7.802	599	218,752.97	79.29
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Prepayment Penalty Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Prepayment Penalty Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
No Prepayment Penalty	769	$149,109,391.11	32.78%	7.820%	616	$193,900.38	80.06%
12 Months	72	16,557,778.48	3.64	7.544	630	229,969.15	75.39
24 Months	543	119,494,697.33	26.27	7.556	613	220,063.90	79.07
30 Months	5	1,459,189.54	0.32	8.063	550	291,837.91	80.58
36 Months	902	161,147,740.11	35.43	7.569	615	178,656.03	78.70
60 Months	25	3,438,586.06	0.76	7.696	586	137,543.44	79.41
Miscellaneous	24	3,612,398.52	0.79	8.284	617	150,516.61	81.60
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

Delinquency(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Delinquency	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Current	2,337	$454,189,603.10	99.86%	7.656%	615	$194,347.28	79.15%
Delinquent 30 Days	3	630,178.05	0.14	7.419	609	210,059.35	83.41
Total:	2,340	$454,819,781.15	100.00%	7.655%	615	$194,367.43	79.16%

            (1) As of November 30, 2005.

COMPUTATIONAL MATERIALS FOR SAXON ASSET SECURITIES TRUST, SERIES 2005-4 INITIAL GROUP 1 MORTGAGE LOAN SUMMARY

Initial Group 1 Mortgage Loans

As of the Statistical Calculation Date

Total Outstanding Principal Balance:	$235,254,930.57
Number of Loans:	1,368

	Average	Minimum	Maximum
Original Loan Amount:	$172,025.69	$50,000.00	$452,000.00
Outstanding Principal Balance:	$171,969.98	$39,375.34	$452,000.00

	Weighted
	Average	Minimum	Maximum
Mortgage Rate(2):	7.568%	5.450%	10.850%

Gross Margin:	5.856%	3.250%	7.950%
Initial Periodic Rate Cap:	2.973%	1.000%	3.000%
Periodic Rate Cap:	1.003%	1.000%	1.500%
Life Floor:	6.196%	3.250%	9.990%
Life Cap:	13.548%	11.450%	16.250%

Months to Roll(1):	30	9	60

Combined Original LTV:	78.37%	14.08%	100.00%
Original LTV:	78.37%	14.08%	100.00%
Credit Score:	622	521	808

Original Term (months):	356	120	360
Remaining Term (months) (1):	355	119	360
Seasoning (months) (1):	1	0	19

Top Property State Concentrations ($):	California(14.83%),Florida(13.96%),Maryland(10.37%)
Maximum Zip Code Concentration ($):	22193(0.57%) (Woodbridge, VA)

		Earliest	Latest
First Distribution Date:		June 1, 2004	January 1, 2006
Maturity Date:		November 1, 2015	December 1, 2035

First Lien:	100.00%
Second Lien:	0.00%

(1)As of the Cut-off Date

(2)As of November 30, 2005

Current Scheduled Principal Balance of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Current Scheduled	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Principal Balance ($)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
39,375.34 to 50,000.00	10	$482,740.86	0.21%	7.916%	602	$48,274.09	41.27%
50,000.01 to 100,000.00	270	20,946,495.91	8.90	8.139	616	77,579.61	77.05
100,000.01 to 150,000.00	367	46,328,388.21	19.69	7.768	619	126,235.39	79.54
150,000.01 to 200,000.00	281	48,952,682.09	20.81	7.570	622	174,208.83	77.69
200,000.01 to 250,000.00	179	39,764,484.08	16.90	7.489	624	222,147.96	78.98
250,000.01 to 300,000.00	143	38,981,286.95	16.57	7.363	624	272,596.41	77.04
300,000.01 to 350,000.00	91	29,693,939.02	12.62	7.245	629	326,307.02	79.95
350,000.01 to 400,000.00	21	7,537,038.45	3.20	7.578	604	358,906.59	80.60
400,000.01 to 450,000.00	5	2,115,875.00	0.90	7.239	618	423,175.00	72.89
450,000.01 to 452,000.00	1	452,000.00	0.19	7.250	672	452,000.00	80.00
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Current Mortgage Interest Rates of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Current Mortgage	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Interest Rates (%)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
5.450 to 6.000	17	$3,870,657.58	1.65%	5.813%	668	$227,685.74	76.16%
6.001 to 7.000	354	70,944,534.20	30.16	6.698	643	200,408.29	75.36
7.001 to 8.000	574	100,313,161.23	42.64	7.536	622	174,761.60	78.73
8.001 to 9.000	316	45,887,326.28	19.51	8.518	597	145,213.06	80.47
9.001 to 10.000	95	12,897,888.28	5.48	9.468	579	135,767.25	84.30
10.001 to 10.850	12	1,341,363.00	0.57	10.244	615	111,780.25	88.39
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%
(1) As of November 30, 2005.

Original Combined Loan-to-Value Ratio of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Original Combined	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
14.08 to 15.00	1	$50,000.00	0.02%	7.400%	579	$50,000.00	14.08%
15.01 to 20.00	1	66,000.00	0.03	6.400	709	66,000.00	15.07
20.01 to 25.00	3	375,903.84	0.16	6.815	671	125,301.28	23.03
25.01 to 30.00	2	183,000.00	0.08	7.255	668	91,500.00	26.11
30.01 to 35.00	12	1,698,180.64	0.72	7.446	627	141,515.05	32.36
35.01 to 40.00	12	1,385,723.01	0.59	7.406	611	115,476.92	38.15
40.01 to 45.00	14	1,640,625.39	0.70	7.322	608	117,187.53	42.05
45.01 to 50.00	22	3,676,485.62	1.56	7.376	614	167,112.98	47.67
50.01 to 55.00	34	5,530,876.23	2.35	7.316	610	162,672.83	52.70
55.01 to 60.00	34	6,080,276.05	2.58	7.164	618	178,831.65	57.94
60.01 to 65.00	72	12,857,172.05	5.47	7.535	603	178,571.83	63.50
65.01 to 70.00	93	16,111,894.27	6.85	7.604	589	173,246.17	68.37
70.01 to 75.00	119	22,263,096.02	9.46	7.584	604	187,084.84	73.86
75.01 to 80.00	443	77,231,831.19	32.83	7.329	638	174,338.22	79.60
80.01 to 85.00	168	29,047,367.01	12.35	7.614	613	172,900.99	84.35
85.01 to 90.00	197	34,966,503.33	14.86	7.786	619	177,494.94	89.65
90.01 to 95.00	91	14,413,427.68	6.13	8.015	634	158,389.32	94.64
95.01 to 100.00	50	7,676,568.24	3.26	8.656	654	153,531.36	99.94
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Remaining Scheduled Term to Maturity of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Remaining Term (months) (1)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
119 to 120	4	$321,500.00	0.14%	7.296%	657	$80,375.00	49.11%
133 to 144	1	49,773.20	0.02	6.717	652	49,773.20	21.83
157 to 168	2	83,042.28	0.04	7.707	659	41,521.14	30.50
169 to 180	29	2,729,691.60	1.16	7.853	629	94,127.30	73.68
229 to 240	28	2,828,566.63	1.20	7.781	629	101,020.24	68.62
289 to 300	9	1,718,633.43	0.73	7.766	644	190,959.27	69.57
337 to 348	3	356,879.89	0.15	6.707	632	118,959.96	73.59
349 to 360	1,292	227,166,843.54	96.56	7.562	621	175,825.73	78.69
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%
(1) As of the Cut-off Date

Gross Margin of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Gross Margin (%) (ARMS Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
3.250 to 3.500	1	$239,787.22	0.15%	6.600%	625	$239,787.22	80.00%
3.501 to 4.000	9	1,912,518.32	1.20	6.639	631	212,502.04	65.74
4.001 to 4.500	24	4,894,553.40	3.07	6.628	655	203,939.73	77.98
4.501 to 5.000	82	15,391,463.42	9.65	7.102	640	187,700.77	76.20
5.001 to 5.500	173	33,755,924.83	21.17	7.111	638	195,120.95	76.79
5.501 to 6.000	223	42,838,040.61	26.86	7.369	627	192,098.84	79.06
6.001 to 6.500	147	26,772,505.16	16.79	7.827	612	182,125.89	81.19
6.501 to 7.000	114	19,259,119.21	12.08	8.124	594	168,939.64	81.07
7.001 to 7.500	54	9,523,916.91	5.97	8.499	600	176,368.83	82.72
7.501 to 7.950	26	4,885,042.79	3.06	8.827	602	187,886.26	86.44
Total:	853	$159,472,871.87	100.00%	7.536%	623	$186,955.30	79.16%

Maximum Lifetime Mortgage Interest Rates of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
Maximum Lifetime	Number of	Outstanding	By	Average	Average		Combined
Mortgage Interest Rates (%)	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
(ARMs Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
11.450 to 11.500	3	$559,200.00	0.35%	5.457%	665	$186,400.00	72.00%
11.501 to 12.000	13	3,044,457.58	1.91	5.867	668	234,189.04	75.80
12.001 to 12.500	60	13,955,731.96	8.75	6.368	653	232,595.53	75.59
12.501 to 13.000	158	31,702,951.71	19.88	6.826	643	200,651.59	77.74
13.001 to 13.500	180	36,009,096.61	22.58	7.281	633	200,050.54	79.43
13.501 to 14.000	195	34,294,199.53	21.50	7.772	611	175,867.69	79.13
14.001 to 14.500	91	14,793,408.75	9.28	8.271	602	162,564.93	78.68
14.501 to 15.000	109	18,211,858.51	11.42	8.715	587	167,081.27	83.13
15.001 to 15.500	21	3,452,634.36	2.17	9.241	573	164,411.16	78.92
15.501 to 16.000	19	2,785,119.86	1.75	9.754	582	146,585.26	89.04
16.001 to 16.250	4	664,213.00	0.42	10.138	656	166,053.25	91.70
Total:	853	$159,472,871.87	100.00%	7.536%	623	$186,955.30	79.16%

Minimum Lifetime Mortgage Interest Rates of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
Minimum Lifetime	Number of	Outstanding	By	Average	Average		Combined
Mortgage Interest Rates (%)	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
(ARMs Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
3.250 to 3.500	1	$239,787.22	0.15%	6.600%	625	$239,787.22	80.00%
3.501 to 4.000	5	1,063,518.32	0.67	6.583	617	212,703.66	56.85
4.001 to 4.500	10	2,102,450.00	1.32	6.579	661	210,245.00	75.39
4.501 to 5.000	42	8,751,929.80	5.49	7.056	647	208,379.28	75.37
5.001 to 5.500	127	26,313,519.69	16.50	6.987	639	207,193.07	76.94
5.501 to 6.000	196	38,024,957.27	23.84	7.221	633	194,004.88	78.67
6.001 to 6.500	162	29,413,062.24	18.44	7.637	620	181,562.11	80.76
6.501 to 7.000	148	26,081,084.36	16.35	7.812	610	176,223.54	80.97
7.001 to 7.500	72	13,250,366.37	8.31	8.133	607	184,032.87	79.58
7.501 to 8.000	56	9,135,664.08	5.73	8.528	596	163,136.86	83.64
8.001 to 8.500	13	1,997,132.52	1.25	8.555	573	153,625.58	71.46
8.501 to 9.000	12	2,020,550.00	1.27	8.801	597	168,379.17	85.70
9.001 to 9.500	5	518,850.00	0.33	9.182	558	103,770.00	75.12
9.501 to 9.990	4	560,000.00	0.35	9.795	549	140,000.00	87.57
Total:	853	$159,472,871.87	100.00%	7.536%	623	$186,955.30	79.16%

Next Interest Rate Adjustment Date of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Next Interest Rate	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Adjustment Date (ARMs Only) (1)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
September 2006	1	$105,918.09	0.07%	7.400%	589	$105,918.09	90.00%
July 2007	2	239,932.86	0.15	7.220	611	119,966.43	78.93
August 2007	9	2,090,026.60	1.31	7.108	641	232,225.18	77.15
September 2007	24	5,456,868.95	3.42	7.308	632	227,369.54	78.67
October 2007	71	12,641,230.12	7.93	7.123	636	178,045.49	78.80
November 2007	142	24,768,655.99	15.53	7.532	622	174,427.15	77.06
December 2007	147	24,759,468.00	15.53	8.013	609	168,431.76	78.30
August 2008	1	214,518.32	0.13	7.500	603	214,518.32	62.32
September 2008	4	635,035.34	0.40	7.451	657	158,758.84	94.98
October 2008	61	11,043,716.89	6.93	7.297	646	181,044.54	84.34
November 2008	210	41,766,356.71	26.19	7.334	625	198,887.41	79.18
December 2008	180	35,608,144.00	22.33	7.734	614	197,823.02	79.68
December 2010	1	143,000.00	0.09	6.250	660	143,000.00	82.66
Total:	853	$159,472,871.87	100.00%	7.536%	623	$186,955.30	79.16%
(1) As of the Cut-off Date

Occupancy Type of the Mortgaged Premises

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Occupancy Status	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
of the Loans	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Primary Home	1,296	$223,524,778.51	95.01%	7.544%	620	$172,472.82	78.54%
Investment	61	10,047,436.29	4.27	7.942	658	164,712.07	75.81
Second Home	11	1,682,715.77	0.72	8.495	690	152,974.16	71.04
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Origination Program of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Origination Program	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Full Documentation	979	$159,638,588.89	67.86%	7.502%	617	$163,062.91	79.58%
Stated Documentation	334	65,037,123.49	27.65	7.720	632	194,721.93	75.56
Limited Documentation	27	5,389,978.19	2.29	7.608	625	199,628.82	73.92
12 Month Bank Statements	28	5,189,240.00	2.21	7.640	628	185,330.00	80.93
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Mortgage Loan Purpose of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Loan Purpose	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Cashout Refinance	1,061	$181,695,158.04	77.23%	7.567%	613	$171,248.97	77.32%
Purchase	227	41,349,171.04	17.58	7.597	660	182,154.94	81.88
Rate/Term Refinance	80	12,210,601.49	5.19	7.490	623	152,632.52	82.16
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Index Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Index Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
6 Month LIBOR	853	$159,472,871.87	67.79%	7.536%	623	$186,955.30	79.16%
Fixed Rate	515	75,782,058.70	32.21	7.635	620	147,149.63	76.72
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Property Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Property Types	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
of the Loans	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Single Family Detached	1,059	$173,119,558.06	73.59%	7.606%	619	$163,474.56	78.50%
Planned Unit Development	147	31,651,361.26	13.45	7.425	625	215,315.38	78.29
Condominium Low-Rise	74	12,609,647.57	5.36	7.576	642	170,400.64	80.86
Two to Four Family	38	8,999,867.94	3.83	7.616	630	236,838.63	72.86
Single Family Attached	23	4,224,890.79	1.80	6.987	623	183,690.90	78.10
Townhouse	16	2,439,043.87	1.04	7.400	609	152,440.24	77.03
Condominium High-Rise	11	2,210,561.08	0.94	7.709	672	200,960.10	79.58
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Loan Types of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Mortgage Loan Types	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Fixed Rate 30 Year	381	$58,064,915.28	24.68%	7.635%	618	$152,401.35	76.91%
3/27 6 Mo LIBOR ARM	281	49,661,516.09	21.11	7.618	620	176,731.37	81.20
2/28 6 Mo LIBOR ARM	268	44,086,932.71	18.74	7.686	610	164,503.48	77.77
Balloon 30/40 3/27 6 Mo LIBOR ARM	131	29,263,234.44	12.44	7.420	611	223,383.47	77.14
2/28 6 Mo LIBOR 5 Year Interest-Only ARM	70	15,023,886.58	6.39	7.102	676	214,626.95	79.10
Balloon 30/40 2/28 6 Mo LIBOR ARM	56	10,414,281.32	4.43	7.965	590	185,969.31	77.68
3/27 6 Mo LIBOR 5 Year Interest-Only ARM	43	10,153,020.73	4.32	7.065	677	236,116.76	82.75
Balloon 30/40	61	9,985,936.28	4.24	7.525	620	163,703.87	81.48
Fixed Rate 20 Year	28	2,828,566.63	1.20	7.781	629	101,020.24	68.62
Fixed Rate 15 Year	31	2,812,733.88	1.20	7.849	630	90,733.35	72.40
Fixed Rate 25 Year	9	1,718,633.43	0.73	7.766	644	190,959.27	69.57
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	2	537,000.00	0.23	6.950	646	268,500.00	67.67
Fixed Rate 10 Year	4	321,500.00	0.14	7.296	657	80,375.00	49.11
3/27 6 Mo LIBOR 3 Year Interest-Only ARM	1	190,000.00	0.08	7.550	677	190,000.00	100.00
Balloon 30/40 5/25 6 Mo LIBOR ARM	1	143,000.00	0.06	6.250	660	143,000.00	82.66
Fixed Rate 12 Year	1	49,773.20	0.02	6.717	652	49,773.20	21.83
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Geographic Distribution of Mortgaged Premises of the Mortgage Loans

							Weighted
Geographic		Total	Percentage	Weighted	Weighted		Average
Distribution of the	Number of	Outstanding	By	Average	Average		Combined
Mortgages	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Properties	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Alaska	2	$437,250.00	0.19%	7.876%	662	$218,625.00	82.58%
Arizona	35	6,594,148.29	2.80	7.623	604	188,404.24	73.94
Arkansas	4	400,897.91	0.17	7.982	585	100,224.48	85.57
California	144	34,878,273.66	14.83	7.212	622	242,210.23	72.49
Colorado	2	243,879.11	0.10	6.192	671	121,939.56	77.59
Connecticut	11	2,093,657.28	0.89	7.286	616	190,332.48	78.33
Delaware	4	755,075.00	0.32	6.868	657	188,768.75	73.64
District of Columbia	2	467,200.00	0.20	7.228	656	233,600.00	69.54
Florida	188	32,848,089.50	13.96	7.500	626	174,723.88	78.14
Georgia	75	10,355,547.35	4.40	7.715	628	138,073.96	83.23
Hawaii	5	1,014,065.45	0.43	7.472	642	202,813.09	65.48
Idaho	2	291,000.00	0.12	7.761	562	145,500.00	69.95
Illinois	67	11,481,675.82	4.88	8.029	625	171,368.30	80.39
Indiana	21	2,180,877.13	0.93	8.441	625	103,851.29	86.16
Iowa	7	693,153.59	0.29	8.078	625	99,021.94	84.03
Kansas	2	279,655.41	0.12	7.862	570	139,827.71	74.63
Kentucky	12	1,179,658.85	0.50	8.152	646	98,304.90	84.30
Louisiana	13	1,675,138.61	0.71	7.301	613	128,856.82	84.37
Maine	5	686,582.79	0.29	8.385	579	137,316.56	83.57
Maryland	109	24,407,633.13	10.37	7.182	624	223,923.24	78.14
Massachusetts	9	1,467,691.75	0.62	8.026	590	163,076.86	66.39
Michigan	65	8,257,233.30	3.51	8.098	607	127,034.36	83.50
Minnesota	12	2,261,178.11	0.96	7.499	614	188,431.51	86.32
Mississippi	5	560,306.48	0.24	8.498	638	112,061.30	88.83
Missouri	26	3,400,562.65	1.45	7.835	630	130,790.87	83.60
Montana	6	982,994.21	0.42	7.372	634	163,832.37	81.51
Nebraska	5	572,389.52	0.24	8.335	624	114,477.90	79.26
Nevada	13	2,942,959.26	1.25	7.429	641	226,381.48	76.07
New Jersey	6	1,671,518.91	0.71	6.947	622	278,586.49	78.39
New Mexico	4	428,318.43	0.18	9.220	616	107,079.61	91.42
New York	70	16,558,968.85	7.04	7.302	620	236,556.70	73.13
North Carolina	9	991,828.01	0.42	8.510	617	110,203.11	82.87
Ohio	56	7,203,217.63	3.06	7.850	613	128,628.89	86.56
Oklahoma	4	436,379.86	0.19	7.611	657	109,094.97	82.63
Oregon	12	2,496,412.97	1.06	7.910	603	208,034.41	80.31
Pennsylvania	21	2,709,049.45	1.15	7.758	600	129,002.35	81.19
Rhode Island	3	722,000.00	0.31	7.976	581	240,666.67	76.36
South Carolina	27	3,232,894.25	1.37	8.216	615	119,736.82	79.78
Tennessee	12	1,462,121.13	0.62	7.474	647	121,843.43	85.78
Texas	47	4,927,344.25	2.09	8.440	608	104,837.11	80.60
Utah	14	2,320,055.45	0.99	7.147	650	165,718.25	80.28
Vermont	2	187,638.67	0.08	8.323	601	93,819.34	79.00
Virginia	118	19,361,432.95	8.23	7.705	617	164,079.94	79.18
Washington	19	3,602,459.34	1.53	7.225	648	189,603.12	77.60
West Virginia	2	192,450.00	0.08	7.854	623	96,225.00	71.99
Wisconsin	89	13,070,211.50	5.56	7.714	627	146,856.31	81.97
Wyoming	2	271,854.76	0.12	8.280	658	135,927.38	93.54
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%
No more than approximately 0.57% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Credit Score	Loans	Balance	Balance	Rate	Score	Balance	Ratio
521 to 550	111	$19,090,100.87	8.11%	8.536%	535	$171,982.89	73.55%
551 to 600	382	62,365,564.86	26.51	7.824	576	163,260.64	76.85
601 to 650	510	88,081,216.68	37.44	7.424	624	172,708.27	79.10
651 to 700	272	48,540,603.01	20.63	7.267	670	178,458.10	80.71
701 to 750	74	13,583,375.70	5.77	7.105	721	183,559.13	78.89
751 to 800	16	2,877,069.45	1.22	7.470	774	179,816.84	78.73
801 to 808	3	717,000.00	0.30	6.752	807	239,000.00	80.00
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Credit Grade of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Credit Grade	Loans	Balance	Balance	Rate	Score	Balance	Ratio
A+	969	$166,991,406.02	70.98%	7.440%	634	$172,333.75	79.21%
A	161	28,258,822.35	12.01	7.753	598	175,520.64	78.70
A-	109	18,465,815.92	7.85	7.918	593	169,411.16	76.91
B+	17	3,168,078.80	1.35	7.850	584	186,357.58	75.97
B	35	4,922,769.09	2.09	8.494	564	140,650.55	72.34
C	45	7,855,467.48	3.34	8.361	567	174,565.94	66.49
Score Direct	32	5,592,570.91	2.38	7.197	621	174,767.84	79.72
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Amortization Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Amortization Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Fully Amortizing	1,003	$159,544,571.22	67.82%	7.651%	617	$159,067.37	78.11%
Interest Only	116	25,903,907.31	11.01	7.088	676	223,309.55	80.45
Balloon	249	49,806,452.04	21.17	7.552	608	200,025.91	78.14
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Prepayment Penalty Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Prepayment Penalty Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
No Prepayment Penalty	491	$85,580,530.83	36.38%	7.636%	624	$174,298.43	79.18%
12 Months	43	7,941,864.96	3.38	7.515	625	184,694.53	71.58
24 Months	230	41,820,806.77	17.78	7.485	623	181,829.59	77.74
30 Months	2	402,090.00	0.17	8.832	547	201,045.00	87.22
36 Months	590	97,717,169.97	41.54	7.531	620	165,622.32	78.50
Miscellaneous	12	1,792,468.04	0.76	8.216	601	149,372.34	75.65
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

Delinquency(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Delinquency	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Current	1,366	$234,839,822.86	99.82%	7.568%	622	$171,917.88	78.37%
Delinquent 30 Days	2	415,107.71	0.18	7.247	632	207,553.86	80.00
Total:	1,368	$235,254,930.57	100.00%	7.568%	622	$171,969.98	78.37%

      (1) As of November 30, 2005.

COMPUTATIONAL MATERIALS FOR SAXON ASSET SECURITIES TRUST, SERIES 2005-4 INITIAL GROUP 2 MORTGAGE LOAN SUMMARY

Initial Group 2 Mortgage Loans

As of the Statistical Calculation Date

Total Outstanding Principal Balance:	$219,564,850.58
Number of Loans:	972

	Average	Minimum	Maximum
Original Loan Amount:	$226,004.00	$13,950.00	$1,000,000.00
Outstanding Principal Balance:	$225,889.76	$10,148.54	$1,000,000.00

	Weighted
	Average	Minimum	Maximum
Mortgage Rate(2):	7.749%	5.200%	13.875%

Gross Margin:	6.220%	3.000%	8.950%
Initial Periodic Rate Cap:	2.778%	1.000%	3.000%
Periodic Rate Cap:	1.068%	1.000%	1.500%
Life Floor:	6.638%	4.000%	10.990%
Life Cap:	13.895%	11.200%	17.990%

Months to Roll(1):	27	6	60

Combined Original LTV:	80.00%	17.39%	100.00%
Original LTV:	79.49%	10.00%	100.00%
Credit Score:	608	476	803

Original Term (months):	357	120	360
Remaining Term (months) (1):	355	95	360
Seasoning (months) (1):	2	0	85

Top Property State Concentrations ($):	California(33.22%),Maryland(10.97%),Florida(10.81%)
Maximum Zip Code Concentration ($):	22193(0.92%) (Woodbridge, VA)

		Earliest	Latest
First Distribution Date:		December 1, 1998	January 1, 2006
Maturity Date:		November 1, 2013	December 1, 2035

First Lien:	99.33%
Second Lien:	0.67%

(1)As of the Cut-off Date

(2)As of November 30, 2005

Current Scheduled Principal Balance of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Current Scheduled	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Principal Balance ($)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
10,148.54 to 50,000.00	26	$917,249.30	0.42%	10.101%	626	$35,278.82	82.31%
50,000.01 to 100,000.00	174	13,553,901.25	6.17	8.601	594	77,895.98	78.54
100,000.01 to 150,000.00	201	25,192,064.89	11.47	8.141	590	125,333.66	77.88
150,000.01 to 200,000.00	135	23,492,592.30	10.70	7.773	597	174,019.20	77.70
200,000.01 to 250,000.00	96	21,452,251.57	9.77	7.937	576	223,460.95	77.49
250,000.01 to 300,000.00	72	19,600,116.36	8.93	7.708	590	272,223.84	80.66
300,000.01 to 350,000.00	48	15,616,993.32	7.11	7.533	598	325,354.03	80.31
350,000.01 to 400,000.00	82	30,977,140.37	14.11	7.476	627	377,770.00	82.82
400,000.01 to 450,000.00	53	22,479,102.95	10.24	7.423	620	424,134.02	82.19
450,000.01 to 500,000.00	46	22,176,598.34	10.10	7.403	633	482,099.96	81.74
500,000.01 to 550,000.00	14	7,331,720.00	3.34	7.672	632	523,694.29	83.77
550,000.01 to 600,000.00	10	5,856,604.17	2.67	7.538	630	585,660.42	76.82
600,000.01 to 650,000.00	6	3,722,200.28	1.70	8.218	624	620,366.71	78.85
650,000.01 to 700,000.00	3	2,041,850.00	0.93	7.436	672	680,616.67	85.50
700,000.01 to 750,000.00	2	1,491,250.00	0.68	7.805	632	745,625.00	74.97
750,000.01 to 800,000.00	1	764,465.48	0.35	7.800	645	764,465.48	90.00
900,000.01 to 950,000.00	1	918,750.00	0.42	8.250	647	918,750.00	75.00
950,000.01 to 1,000,000.00	2	1,980,000.00	0.90	7.542	617	990,000.00	66.71
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Current Mortgage Interest Rates of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Current Mortgage	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Interest Rates (%)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
5.200 to 6.000	17	$6,203,143.55	2.83%	5.769%	663	$364,890.80	75.43%
6.001 to 7.000	201	56,144,175.55	25.57	6.703	632	279,324.26	76.88
7.001 to 8.000	342	84,230,583.10	38.36	7.578	613	246,288.25	80.64
8.001 to 9.000	254	49,298,581.80	22.45	8.546	584	194,088.90	81.42
9.001 to 10.000	113	19,340,126.32	8.81	9.462	567	171,151.56	83.34
10.001 to 11.000	26	3,393,102.17	1.55	10.377	566	130,503.93	81.50
11.001 to 12.000	9	523,577.36	0.24	11.486	585	58,175.26	87.36
12.001 to 13.000	8	286,563.96	0.13	12.530	608	35,820.50	93.30
13.001 to 13.875	2	144,996.77	0.07	13.396	608	72,498.39	89.18
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%
(1) As of November 30, 2005.

Original Combined Loan-to-Value Ratio of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Original Combined	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
17.39 to 20.00	1	$100,000.00	0.05%	7.450%	585	$100,000.00	17.39%
20.01 to 25.00	2	194,909.00	0.09	7.920	611	97,454.50	22.30
25.01 to 30.00	1	101,000.00	0.05	8.850	507	101,000.00	28.53
30.01 to 35.00	3	375,731.44	0.17	7.919	515	125,243.81	32.75
35.01 to 40.00	5	511,515.77	0.23	7.501	610	102,303.15	37.86
40.01 to 45.00	7	1,148,563.00	0.52	7.702	593	164,080.43	43.49
45.01 to 50.00	13	1,550,974.64	0.71	7.241	602	119,305.74	47.88
50.01 to 55.00	10	2,280,662.99	1.04	6.885	637	228,066.30	53.30
55.01 to 60.00	30	6,082,417.09	2.77	7.874	571	202,747.24	57.99
60.01 to 65.00	50	11,695,951.21	5.33	7.668	576	233,919.02	63.43
65.01 to 70.00	64	13,520,314.14	6.16	7.795	574	211,254.91	68.45
70.01 to 75.00	106	24,354,597.76	11.09	7.760	587	229,760.36	73.76
75.01 to 80.00	276	65,319,386.48	29.75	7.429	621	236,664.44	79.68
80.01 to 85.00	121	28,072,292.76	12.79	7.720	612	232,002.42	84.14
85.01 to 90.00	177	44,444,107.91	20.24	7.909	610	251,096.65	89.60
90.01 to 95.00	54	12,495,357.67	5.69	8.078	629	231,395.51	94.67
95.01 to 100.00	52	7,317,068.72	3.33	9.470	637	140,712.86	99.67
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Remaining Scheduled Term to Maturity of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Remaining Term (months)(1)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
95 to 96	2	$62,456.24	0.03%	13.401%	600	$31,228.12	73.25%
97 to 108	1	51,962.44	0.02	12.500	544	51,962.44	64.81
109 to 120	1	79,549.14	0.04	7.450	624	79,549.14	60.61
145 to 156	1	27,718.36	0.01	11.625	663	27,718.36	100.00
157 to 168	2	225,568.84	0.10	8.161	569	112,784.42	71.05
169 to 180	15	1,802,756.34	0.82	7.720	603	120,183.76	72.16
217 to 228	17	816,412.32	0.37	11.167	660	48,024.25	98.90
229 to 240	14	1,334,342.91	0.61	8.788	630	95,310.21	89.56
337 to 348	2	487,219.86	0.22	7.527	578	243,609.93	76.69
349 to 360	917	214,676,864.13	97.77	7.727	608	234,107.81	79.96
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%
(1) As of the Cut-off Date

Gross Margin of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Gross Margin (%) (ARMS Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
3.000 to 3.000	1	$196,893.58	0.10%	7.750%	503	$196,893.58	80.00%
3.501 to 4.000	4	838,865.85	0.43	7.980	534	209,716.46	81.46
4.001 to 4.500	7	1,797,617.37	0.93	6.391	652	256,802.48	75.56
4.501 to 5.000	38	11,404,241.09	5.88	6.699	665	300,111.61	76.92
5.001 to 5.500	113	27,988,460.92	14.42	7.012	627	247,685.49	77.16
5.501 to 6.000	187	52,165,675.72	26.87	7.391	616	278,960.83	79.44
6.001 to 6.500	150	35,702,044.10	18.39	7.722	603	238,013.63	82.72
6.501 to 7.000	113	27,129,946.63	13.98	8.181	595	240,088.02	81.24
7.001 to 7.500	92	19,566,314.21	10.08	8.655	581	212,677.33	83.02
7.501 to 8.000	57	10,254,692.31	5.28	8.968	557	179,906.88	80.64
8.001 to 8.500	32	5,222,935.60	2.69	9.420	581	163,216.74	85.58
8.501 to 8.950	12	1,838,120.87	0.95	9.400	553	153,176.74	80.01
Total:	806	$194,105,808.25	100.00%	7.745%	607	$240,826.06	80.39%

Maximum Lifetime Mortgage Interest Rates of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
Maximum Lifetime	Number of	Outstanding	By	Average	Average		Combined
Mortgage Interest Rates (%)	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
(ARMs Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
11.200 to 11.500	1	$579,000.00	0.30%	5.200%	600	$579,000.00	65.87%
11.501 to 12.000	15	5,306,318.18	2.73	5.840	667	353,754.55	76.20
12.001 to 12.500	38	10,219,396.90	5.26	6.340	631	268,931.50	73.98
12.501 to 13.000	105	30,378,977.01	15.65	6.800	624	289,323.59	77.69
13.001 to 13.500	118	31,190,977.32	16.07	7.249	624	264,330.32	81.79
13.501 to 14.000	149	40,173,681.07	20.70	7.680	610	269,622.02	80.91
14.001 to 14.500	95	23,447,074.29	12.08	8.113	610	246,811.31	81.80
14.501 to 15.000	123	24,590,310.69	12.67	8.537	585	199,921.23	81.57
15.001 to 15.500	68	12,088,852.14	6.23	9.051	579	177,777.24	83.96
15.501 to 16.000	56	9,277,751.79	4.78	9.273	557	165,674.14	81.76
16.001 to 16.500	23	4,401,890.50	2.27	9.739	531	191,386.54	77.98
16.501 to 17.000	12	2,036,176.32	1.05	9.946	537	169,681.36	81.94
17.001 to 17.500	1	75,000.00	0.04	11.500	575	75,000.00	100.00
17.501 to 17.990	2	340,402.04	0.18	11.140	566	170,201.02	83.94
Total:	806	$194,105,808.25	100.00%	7.745%	607	$240,826.06	80.39%

Minimum Lifetime Mortgage Interest Rates of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
Minimum Lifetime	Number of	Outstanding	By	Average	Average		Combined
Mortgage Interest Rates (%)	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
(ARMs Only)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
4.000 to 4.000	1	$242,895.48	0.13%	8.990%	514	$242,895.48	73.64%
4.001 to 4.500	3	681,900.00	0.35	6.662	638	227,300.00	72.67
4.501 to 5.000	30	9,069,099.71	4.67	6.635	668	302,303.32	76.55
5.001 to 5.500	69	17,388,612.93	8.96	7.026	622	252,008.88	77.04
5.501 to 6.000	136	40,366,588.94	20.80	7.256	618	296,813.15	78.88
6.001 to 6.500	125	32,685,446.59	16.84	7.448	619	261,483.57	83.71
6.501 to 7.000	118	30,913,457.42	15.93	7.778	608	261,978.45	80.11
7.001 to 7.500	91	21,154,345.74	10.90	8.169	605	232,465.34	82.32
7.501 to 8.000	95	19,813,246.09	10.21	8.412	574	208,560.49	79.97
8.001 to 8.500	59	9,446,647.82	4.87	8.890	585	160,112.67	83.44
8.501 to 9.000	51	7,358,965.30	3.79	9.007	549	144,293.44	81.07
9.001 to 9.500	17	3,031,823.87	1.56	9.338	534	178,342.58	79.18
9.501 to 10.000	9	1,484,376.32	0.76	9.734	513	164,930.70	81.65
10.001 to 10.500	1	195,000.00	0.10	10.217	504	195,000.00	60.00
10.501 to 10.990	1	273,402.04	0.14	10.990	557	273,402.04	80.00
Total:	806	$194,105,808.25	100.00%	7.745%	607	$240,826.06	80.39%

Next Interest Rate Adjustment Date of the Mortgage Loans(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Next Interest Rate	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Adjustment Date (ARMs Only) (1)	Loans	Balance	Balance	Rate	Score	Balance	Ratio
June 2006	2	$487,219.86	0.25%	7.527%	578	$243,609.93	76.69%
January 2007	1	123,142.56	0.06	8.000	592	123,142.56	80.00
April 2007	1	119,505.95	0.06	8.750	647	119,505.95	80.00
May 2007	8	1,402,692.97	0.72	8.221	577	175,336.62	84.60
June 2007	8	1,456,068.72	0.75	7.948	580	182,008.59	74.17
July 2007	29	6,243,090.24	3.22	7.850	606	215,278.97	76.34
August 2007	27	6,306,089.99	3.25	7.698	599	233,558.89	79.76
September 2007	67	13,269,163.70	6.84	7.789	573	198,047.22	79.27
October 2007	84	22,522,652.93	11.60	7.157	623	268,126.82	80.25
November 2007	168	39,563,874.47	20.38	7.894	615	235,499.25	80.25
December 2007	124	29,972,485.00	15.44	7.880	605	241,713.59	80.18
August 2008	1	448,618.18	0.23	5.880	631	448,618.18	83.33
September 2008	6	761,810.87	0.39	8.683	571	126,968.48	80.83
October 2008	47	10,496,593.25	5.41	7.354	618	223,331.77	80.61
November 2008	115	30,161,875.00	15.54	7.574	610	262,277.17	80.38
December 2008	115	29,968,168.00	15.44	8.136	598	260,592.77	82.39
July 2010	1	155,927.52	0.08	8.250	609	155,927.52	80.00
September 2010	1	122,829.04	0.06	7.985	574	122,829.04	84.76
December 2010	1	524,000.00	0.27	5.750	722	524,000.00	80.00
Total:	806	$194,105,808.25	100.00%	7.745%	607	$240,826.06	80.39%
(1) As of the Cut-off Date

Occupancy Type of the Mortgaged Premises

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Occupancy Status	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
of the Loans	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Primary Home	918	$210,455,497.21	95.85%	7.726%	606	$229,254.35	79.98%
Investment	50	8,210,921.61	3.74	8.273	656	164,218.43	79.70
Second Home	4	898,431.76	0.41	8.275	698	224,607.94	86.32
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Origination Program of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Origination Program	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Full Documentation	676	$137,923,822.28	62.82%	7.664%	599	$204,029.32	81.04%
Stated Documentation	253	69,113,124.94	31.48	7.889	625	273,174.41	78.06
12 Month Bank Statements	23	7,412,538.79	3.38	8.114	613	322,284.30	81.82
Limited Documentation	20	5,115,364.57	2.33	7.630	611	255,768.23	75.55
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Mortgage Loan Purpose of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Loan Purpose	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Cashout Refinance	732	$162,975,218.45	74.23%	7.784%	597	$222,643.74	79.17%
Purchase	181	43,823,625.85	19.96	7.720	643	242,119.48	82.75
Rate/Term Refinance	59	12,766,006.28	5.81	7.407	627	216,372.99	81.13
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Index Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Index Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
6 Month LIBOR	806	$194,105,808.25	88.40%	7.745%	607	$240,826.06	80.39%
Fixed Rate	166	25,459,042.33	11.60	7.781	615	153,367.72	77.02
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Property Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
Property Types	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
of the Loans	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Single Family Detached	722	$155,574,267.51	70.86%	7.762%	605	$215,476.82	79.86%
Planned Unit Development	129	39,715,456.58	18.09	7.648	611	307,871.76	80.42
Condominium Low-Rise	55	10,244,276.26	4.67	7.957	620	186,259.57	79.41
Two to Four Family	36	8,119,939.86	3.70	7.687	636	225,553.89	78.95
Single Family Attached	18	3,326,316.80	1.51	7.711	585	184,795.38	80.90
Condominium High-Rise	3	1,416,250.00	0.65	8.308	630	472,083.33	87.35
Townhouse	6	853,234.27	0.39	7.421	605	142,205.71	87.76
Manufactured Housing	2	157,609.30	0.07	8.673	668	78,804.65	88.37
Deminimus PUD	1	157,500.00	0.07	7.200	600	157,500.00	67.02
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Loan Types of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Mortgage Loan Types	Loans	Balance	Balance	Rate	Score	Balance	Ratio
2/28 6 Mo LIBOR 5 Year Interest-Only ARM	237	$65,781,562.33	29.96%	7.469%	621	$277,559.33	81.15%
2/28 6 Mo LIBOR ARM	228	42,884,174.27	19.53	8.062	596	188,088.48	78.19
3/27 6 Mo LIBOR 5 Year Interest-Only ARM	117	29,141,625.18	13.27	7.416	616	249,073.72	82.25
Balloon 30/40 3/27 6 Mo LIBOR ARM	78	23,891,483.25	10.88	8.064	597	306,301.07	82.10
3/27 6 Mo LIBOR ARM	89	18,803,956.87	8.56	7.973	601	211,280.41	78.70
Fixed Rate 30 Year	91	16,040,275.14	7.31	7.656	610	176,266.76	75.51
Balloon 30/40 2/28 6 Mo LIBOR ARM	49	10,780,040.79	4.91	8.275	558	220,000.83	77.97
Balloon 30/40	14	3,332,614.02	1.52	7.261	614	238,043.86	76.57
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	5	2,020,209.00	0.92	6.509	637	404,041.80	83.30
Fixed Rate 5/25 Interest-Only	8	1,685,386.58	0.77	7.169	650	210,673.32	78.73
Fixed Rate 15 Year	17	1,630,401.61	0.74	8.029	615	95,905.98	71.51
Fixed Rate 20 Year	18	1,373,022.24	0.63	8.842	640	76,279.01	89.65
Balloon 20/30	13	777,732.99	0.35	11.189	644	59,825.61	99.21
Balloon 15/30	4	540,060.61	0.25	8.288	549	135,015.15	74.53
5/25 6 Mo LIBOR 5 Year Interest-Only ARM	1	524,000.00	0.24	5.750	722	524,000.00	80.00
5/25 6 Mo LIBOR ARM	1	155,927.52	0.07	8.250	609	155,927.52	80.00
Balloon 30/40 5/25 6 Mo LIBOR ARM	1	122,829.04	0.06	7.985	574	122,829.04	84.76
Fixed Rate 10 Year	1	79,549.14	0.04	7.450	624	79,549.14	60.61
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Geographic Distribution of Mortgaged Premises of the Mortgage Loans

							Weighted
Geographic		Total	Percentage	Weighted	Weighted		Average
Distribution of the	Number of	Outstanding	By	Average	Average		Combined
Mortgages	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Properties	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Alaska	2	$489,013.36	0.22%	7.088%	662	$244,506.68	80.00%
Arizona	21	4,215,778.06	1.92	7.903	616	200,751.34	80.23
Arkansas	2	661,204.60	0.30	7.410	621	330,602.30	82.58
California	217	72,931,720.52	33.22	7.399	618	336,090.88	79.00
Colorado	2	320,417.65	0.15	10.072	627	160,208.83	95.24
Connecticut	7	1,783,759.65	0.81	7.694	622	254,822.81	79.05
Delaware	5	658,300.00	0.30	7.807	600	131,660.00	82.33
District of Columbia	1	288,000.00	0.13	6.800	588	288,000.00	83.48
Florida	123	23,728,850.72	10.81	7.761	606	192,917.49	78.56

Georgia

	37	5,543,569.20	2.52	8.542	582	149,826.19	83.06
Hawaii	4	1,038,425.46	0.47	7.419	581	259,606.37	73.67
Idaho	1	139,009.56	0.06	8.750	503	139,009.56	90.00
Illinois	25	7,053,276.22	3.21	8.251	605	282,131.05	85.39
Indiana	7	1,459,339.13	0.66	7.745	594	208,477.02	84.29
Iowa	3	275,830.25	0.13	9.020	526	91,943.42	90.00
Kansas	7	636,454.71	0.29	8.423	585	90,922.10	85.08
Kentucky	9	866,430.24	0.39	8.027	606	96,270.03	80.77
Louisiana	10	1,002,372.30	0.46	8.156	610	100,237.23	86.18
Maryland	98	24,090,395.85	10.97	7.744	594	245,820.37	78.93
Massachusetts	16	3,179,968.45	1.45	8.069	610	198,748.03	80.89
Michigan	32	3,926,042.20	1.79	8.454	595	122,688.82	81.67
Minnesota	3	592,363.26	0.27	7.987	581	197,454.42	85.54
Mississippi	8	1,059,426.54	0.48	9.254	611	132,428.32	89.84
Missouri	10	1,817,846.80	0.83	8.052	626	181,784.68	75.06
Nebraska	2	106,208.33	0.05	9.648	553	53,104.17	68.79
Nevada	19	5,056,917.49	2.30	7.764	627	266,153.55	77.18
New Hampshire	1	68,000.00	0.03	11.770	493	68,000.00	37.78
New Jersey	7	1,597,046.10	0.73	7.774	659	228,149.44	79.12
New York	39	12,704,973.00	5.79	7.738	617	325,768.54	82.42
North Carolina	4	923,597.88	0.42	7.809	619	230,899.47	82.41
North Dakota	1	121,500.00	0.06	8.792	581	121,500.00	90.00
Ohio	45	4,428,988.39	2.02	8.167	595	98,421.96	85.83
Oklahoma	4	265,133.78	0.12	8.316	569	66,283.45	83.43
Oregon	5	866,509.72	0.39	8.725	568	173,301.94	89.61
Pennsylvania	23	3,732,401.08	1.70	7.898	592	162,278.31	84.91
Rhode Island	1	218,550.82	0.10	6.750	649	218,550.82	80.00
South Dakota	1	108,000.00	0.05	7.517	621	108,000.00	80.00
Tennessee	10	1,074,026.65	0.49	8.603	597	107,402.67	87.23
Texas	12	1,220,728.90	0.56	9.081	633	101,727.41	85.93
Utah	10	2,243,877.81	1.02	7.884	593	224,387.78	81.00
Virginia	91	21,662,020.55	9.87	7.703	597	238,044.18	78.16
Washington	7	874,512.54	0.40	9.070	573	124,930.36	87.20
West Virginia	5	409,814.24	0.19	9.150	672	81,962.85	80.52
Wisconsin	34	4,001,106.01	1.82	8.318	596	117,679.59	77.31
Wyoming	1	123,142.56	0.06	8.000	592	123,142.56	80.00
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%
No more than approximately 0.92% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Credit Score	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Not Available	6	$814,425.73	0.37%	8.474%	0	$135,737.62	67.21%
476 to 500	9	1,165,918.26	0.53	9.470	491	129,546.47	68.37
501 to 550	194	34,681,997.58	15.80	8.695	520	178,773.18	74.83
551 to 600	257	58,204,130.53	26.51	7.802	582	226,475.22	78.89
601 to 650	338	79,583,555.55	36.25	7.491	621	235,454.31	82.08
651 to 700	118	31,262,897.32	14.24	7.427	669	264,939.81	82.17
701 to 750	41	11,263,619.36	5.13	7.174	724	274,722.42	82.11
751 to 800	8	2,484,306.25	1.13	7.190	765	310,538.28	83.94
801 to 803	1	104,000.00	0.05	7.990	803	104,000.00	80.00
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Credit Grade of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Credit Grade	Loans	Balance	Balance	Rate	Score	Balance	Ratio
A+	626	$145,994,567.56	66.49%	7.587%	623	$233,218.16	81.13%
A	116	25,655,575.81	11.68	7.831	596	221,168.76	80.04
A-	103	22,945,583.86	10.45	8.063	568	222,772.66	79.23
B+	23	4,550,806.42	2.07	8.236	568	197,861.15	77.05
B	32	6,163,788.69	2.81	8.558	552	192,618.40	75.98
C	48	8,873,654.99	4.04	8.783	548	184,867.81	68.02
Score Direct	24	5,380,873.25	2.45	7.367	613	224,203.05	79.16
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Amortization Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Amortization Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Fully Amortizing	445	$80,967,306.79	36.88%	7.973%	601	$181,949.00	77.82%
Interest Only	368	99,152,783.09	45.16	7.419	621	269,436.91	81.47
Balloon	159	39,444,760.70	17.96	8.118	588	248,080.26	80.75
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Prepayment Penalty Type of the Mortgage Loans

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Prepayment Penalty Type	Loans	Balance	Balance	Rate	Score	Balance	Ratio
No Prepayment Penalty	278	$63,528,860.28	28.93%	8.069%	605	$228,521.08	81.25%
12 Months	29	8,615,913.52	3.92	7.571	634	297,100.47	78.90
24 Months	313	77,673,890.56	35.38	7.595	608	248,159.39	79.79
30 Months	3	1,057,099.54	0.48	7.771	551	352,366.51	78.05
36 Months	312	63,430,570.14	28.89	7.627	608	203,303.11	79.00
60 Months	25	3,438,586.06	1.57	7.696	586	137,543.44	79.41
Miscellaneous	12	1,819,930.48	0.83	8.350	632	151,660.87	87.46
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

Delinquency(1)

							Weighted
		Total	Percentage	Weighted	Weighted		Average
	Number of	Outstanding	By	Average	Average		Combined
	Mortgage	Principal	Principal	Mortgage	Credit	Average	Loan-to-Value
Delinquency	Loans	Balance	Balance	Rate	Score	Balance	Ratio
Current	971	$219,349,780.24	99.90%	7.749%	608	$225,900.91	79.99%
Delinquent 30 Days	1	215,070.34	0.10	7.750	565	215,070.34	90.00
Total:	972	$219,564,850.58	100.00%	7.749%	608	$225,889.76	80.00%

      (1) As of November 30, 2005.